                                                                    EXHIBIT 10.1
STATE OF NORTH CAROLINA

COUNTY OF WAKE


                         CONSENT TO SUBLEASE AGREEMENT


     As of this 18th day of May, 2001, ROYAL CENTER IC, LLC (hereinafter,
                ----
whether one or more, referred to as the "Landlord"); CIRCUIT CITY STORES, INC. (hereinafter, whether one or more, referred to as the "Tenant"); and INSPIRE PHARMACEUTICALS, INC. (hereinafter, whether one or more, referred to as the "Subtenant") do hereby enter into this Consent to Sublease Agreement.

                              W I T N E S S E T H:

     WHEREAS, Landlord and Tenant entered into a Lease Agreement dated September 3, 1997, as amended (hereinafter the "Lease"), for the leasing of all of that real property and all improvements located thereon, located at 4222 Emperor Boulevard, Durham, North Carolina, being more particularly described in paragraph 1 of the Lease and on Exhibit A attached thereto (hereinafter the "Premises"); and

     WHEREAS, Tenant and Subtenant have entered into a Sublease of the Premises of even date herewith and in the form attached hereto and, by this reference, incorporated herein (hereinafter the "Sublease");

     NOW, THEREFORE, Landlord does hereby consent to the Sublease in the form attached hereto, contingent and conditioned upon the following terms and conditions:

     1. Tenant shall not be released in any manner from any of its obligations or duties under the Lease and shall remain liable therefore. Landlord and Tenant each represents to Subtenant that to the best of its actual knowledge there are no uncured events of default under the Lease as of the date hereof, and each represents that it is not aware of any condition that, with the passage of time or the giving of notice, or both, would be an event of default under the Lease.

     2. Tenant shall pay to Landlord as additional rent one half all net rents received by Tenant from Subtenant in excess of the rent payable by Tenant to Landlord under the Lease, as set forth in Section 22 of the Lease.

     3. The Sublease shall be subject to all terms and conditions of the Lease and no use and occupancy of the Premises shall be permitted by Tenant or undertaken by Subtenant which is in any way inconsistent with, or violates, the terms and conditions of the Lease. The parties hereto acknowledge and agree that all terms of the Lease remain in full force and effect without modification. Landlord agrees that in the event of any termination of the Lease by Landlord in accordance with the terms thereof following a default by Tenant, and provided that Subtenant is in compliance with all terms and conditions of the Sublease, Landlord shall not disturb Subtenant's possession of the Premises for the term of the Sublease, Subtenant shall attorn to Landlord, and the Sublease shall become a direct lease between Landlord and Subtenant, provided that Subtenant shall have no rights to extend the term of the Sublease beyond the Expiration Date.

     4. Landlord shall not be obligated to Subtenant under any of the provisions of the Sublease.

     5. Subtenant shall indemnify and hold Landlord harmless from and against any and all claims arising out of (a) Subtenant's use of the Premises or any part thereof; (b) any activity, work or other thing done, permitted or suffered by Subtenant in or about the Premises, or any part thereof; (c) any breach or default by Subtenant in the performance of any of its obligations under the Sublease; or (d) any act or negligence of the Subtenant, or any officer, agent, employee, contractor, servant, invitee, or guest of the Subtenant, and in each case from and against any and all damages, losses, liabilities, lawsuits, costs and expenses (including reasonable attorneys' fees) arising in connection with any such claim or claims as described in subparagraphs (a) through (d) above, or any action brought thereon. Subtenant assumes all risk of damage or loss to its property or injuries or death to persons in, on, or about the Premises, from all causes except those for which the law imposes liability on Landlord regardless of any attempted waiver thereof, and Subtenant hereby waives such claims in respect thereof against Landlord. The provisions of this paragraph shall survive the termination or expiration of the Sublease.

     6. This consent to Sublease Agreement constitutes an agreement as between the undersigned, but nevertheless shall not be deemed to constitute a consent to any future sublease (or any future assignment) and each and every such proposed future sublease (and any proposed future assignment) shall require the prior written consent of Landlord, except that Landlord approval shall not be required for assignments or subleases by the Subtenant that would be permitted without consent under Paragraph 22 of the Lease if performed by the Tenant.

     Subject to the terms and conditions of section 3 of this Consent to Sublease Agreement, if Landlord so elects, the expiration or termination of the Lease by the lapse of time or otherwise shall immediately cause the Sublease to be terminated and of no further force or effect.

     7. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute a single instrument.

     8. Landlord consents to the Subtenant's Work (limited as defined in Paragraph 6 of the Sublease, to the installation of a door to connect the Subleased Premises and the adjoining space currently leased by Subtenant directly from Landlord) and Subtenant agrees to restore the Premises at the end of the term of the Sublease, unless Subtenant and Landlord have agreed to a new Lease of the Premises to commence at the expiration of the Sublease. All work shall be coordinated through Landlord or Landlord's designated property manager.

     9. Tenant agrees to reimburse Landlord for all expenses incurred by Landlord in connection with the Sublease and this Consent, including, without limitation, reasonable attorney's fees incurred by Landlord in connection with the Sublease and this Consent, as provided in the Lease.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by hand and under seal affixed hereto as of the date first written above.

                       [separate signature pages follow]

                              LANDLORD:


                              ROYAL CENTER IC, LLC, a Delaware

                              limited liability company


                              By:   PRINCIPAL CAPITAL
                                    MANAGEMENT, LLC, a Delaware
                                    limited liability company, its
                                    authorized agent

                              By: /s/ Bill Bramwell
                                  --------------------------------

                              Name:  Bill Bramwell

                              Title: Director
                                     C.R.E. Equities

                              TENANT:


                              CIRCUIT CITY STORES, INC.

                              By: /s/Benjamin B. Cummings,  Jr.
                                  -----------------------------
                                  Benjamin B. Cummings, Jr.

                                  Vice President, Real Estate

                              SUBTENANT
                              Inspire Pharmaceuticals, Inc.

                              By:  /s/ M Bennett
                                   --------------------------

                              Name:   Mary Bennett
                                   --------------------------

                              Title: VP Operations
                                   --------------------------

                                   SUBLEASE

     THIS SUBLEASE ("Sublease") is made and entered into as of this 7 day of May, by and between CIRCUIT CITY STORES, INC., a Virginia corporation ("Sublandlord"), and INSPIRE PHARMACEUTICALS, INC., a Delaware corporation ("Subtenant").

                            INTRODUCTORY STATEMENT

     Sublandlord, as lessee, is the "Tenant," and Petula Associates, Ltd., an Iowa corporation, as lessor ("Prime Landlord"), is the "Landlord," pursuant to a certain lease dated September 3, 1997 (the "Prime Lease") for certain space containing approximately 7,130 square feet, together with Sublandlord's rights under the Prime Lease to use and enjoy the common areas and facilities appurtenant thereto as described in the Prime Lease (collectively, the "Subleased Premises"), described therein and located in a building at 4222 Emperor Boulevard, Durham, North Carolina 27705 (the "Building"). A copy of the Prime Lease is attached hereto as Exhibit A and incorporated herein by
                                  ------- -
reference.

     Subtenant desires to sublease the Subleased Premises from Sublandlord and Sublandlord desires to sublease the Subleased Premises to Subtenant upon, subject to and in accordance with the terms and conditions of this Sublease.

     NOW, THEREFORE, in and for consideration of the Introductory Statement, which is deemed a material and substantive part of this Sublease, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Subtenant and Sublandlord agree as follows:

     1.  Sublease. Sublandlord, for and in consideration of the payment of the
         --------
rent and the performance of the covenants set forth in this Sublease, hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Subleased Premises for a term commencing upon the date of tender of possession of the Subleased Premises to Subtenant (the "Rent Commencement Date") and terminating on October 30, 2002 (the "Expiration Date"). It is anticipated that possession of the Subleased Premises will be tendered to Subtenant by Sublandlord on or about May 15, 2001. The term of this Sublease and all obligations of Subtenant with respect to the Subleased Premises shall commence on the date that possession of the Subleased Premises is tendered by Sublandlord to Subtenant, provided, however, that this Sublease shall not be effective and Sublandlord shall not tender possession of the Subleased Premises to Subtenant prior to receipt by Sublandlord of written approval of this Sublease from Prime Landlord. Within five (5) days following receipt of the written request therefor, Subtenant shall enter into a written agreement with Sublandlord confirming the Commencement Date. If Prime Landlord's consent to this Sublease is not obtained by May 31, 2001, this Sublease shall be null and void, and Sublandlord and Subtenant each shall be released from all obligations and liability to each other hereunder.

     2.  Rent. Subtenant shall pay to Sublandlord, commencing on the Rent
         ----
Commencement Date and accruing through October 31, 2001, annual rent in the amount of Seventy Six Thousand Seven Hundred Eighteen and 76/100 Dollars, payable in equal monthly installments of Six Thousand Three Hundred Ninety Three and 23/100 Dollars ($6,393.23) per month. Subtenant shall pay to Sublandlord, commencing on November 1, 2001, and accruing through the Expiration Date, annual rent in the amount of Seventy Nine Thousand Seventy One and 70/100 Dollars, payable in equal monthly installments of Six Thousand Five Hundred Eighty Nine and 31/100 Dollars ($6,589.31) per month (all such payments being hereinafter called the "Base Rent"). All other rent, charges, sums and amounts due hereunder shall be deemed "Sublease Additional Rent" hereunder, payable by Subtenant. Base Rent and Sublease Additional Rent shall sometimes be referred to as "Rent."

     Payments of Base Rent shall be paid in advance, without demand, deduction, set-off, recoupment or counterclaim on the first day of each month during the term of this Sublease from and after the Rent Commencement Date, except that the first full monthly installment of Base Rent shall be paid when Subtenant executes and delivers this Sublease. If the Rent Commencement Date is not the first day of a month, Base Rent shall be prorated on a daily basis based on the number of days in the month, and the payment for such partial month shall be paid on the Rent Commencement Date.

     3.  Operating Expenses. In addition to the Base Rent, Subtenant shall pay
         ------------------
to Sublandlord, within ten (10) days after receipt of an invoice therefor, an amount equal to all Additional Rent, as defined in the Prime Lease (including but not limited to taxes, common area maintenance, and insurance), due and payable to Prime Landlord under the Prime Lease (collectively, "Operating Expenses") with respect to each year or partial year during the term of this Sublease, together with an administrative fee of ten percent (l0)%. Pursuant to the Prime Lease, Sublandlord is currently reimbursing Prime Landlord for Operating Expenses by paying estimated installments on account of such Operating Expenses on the first day of each month and at the end of each calendar year paying any additional amounts due on account of Operating Expenses or receiving a refund or credit on account of any overpayments made during such year. Upon notice from time to time from Sublandlord of the amount of such estimated installments that Sublandlord is paying to Prime Landlord, Subtenant shall likewise pay estimated installment payments to Sublandlord, together with the administrative fee. Any adjustments made with respect to such payments as provided in the Prime Lease shall also be made between Sublandlord and Subtenant, and Subtenant shall pay any additional amounts paid by Sublandlord to Prime Landlord, together with the applicable administrative fee, within ten (10) days after Sublandlord delivers a statement therefor, together with a copy of the statement received by Sublandlord from Prime Landlord, or if Subtenant has overpaid such amount that was actually owed by Prime Landlord for such year, then Sublandlord shall apply such excess (and credit the applicable administrative fee) to the amounts of Rent next coming due under this Sublease, without interest. If such excess payments are not fully credited to Subtenant by the Expiration Date, Sublandlord shall refund such excess to Subtenant within thirty (30) days following reconciliation of the account by Prime Landlord after the Expiration Date, such obligation to survive expiration or termination of this Sublease. All amounts due and payable by Subtenant to Sublandlord under this Sublease, in addition to the Base Rent, are "Sublease Additional Rent" and shall be collectable in the same manner as rent. The Base Rent and all Sublease Additional Rent are sometimes hereafter collectively referred to in this Sublease as "Rent."

     4.  [Intentionally Left Blank]
         -------------------------

     5.  Use and Compliance with Laws. Subtenant shall use the Subleased
         ----------------------------
Premises for general office and warehouse purposes and for no other purpose. Subtenant, at its sole cost and expense, shall comply with all present and future laws, rules, orders, regulations, ordinances and requirements of all federal, state and municipal governments, courts, departments, commissions, bonds, and offices having jurisdiction over the Subleased Premises, as well as all lawful rules, orders, and regulations of the board of fire underwriters having jurisdiction over the Subleased Premises or the carrier of Prime Landlord's property insurance (together "Laws"), which pertain to the Subleased Premises, Subtenant's Work (as hereinafter defined) and/or any alterations, equipment or furnishings in the Subleased Premises.

     6.  Subtenant's Work. Any alterations, modifications, or changes of any
         ----------------
kind to the Subleased Premises (any such work, "Subtenant's Work") shall be subject to Sublandlord's prior approval, not to be unreasonably withheld, and shall be performed in a good and workmanlike manner, using only new materials or their equivalent, free and clear of all mechanics' liens and encumbrances, and in compliance with all Laws and all requirements of the Prime Lease. Sublandlord hereby consents to the installation of a door between the Subleased Premises and the adjoining space leased by Subtenant, subject to Subtenant's compliance with the other requirements of this paragraph. Prior to commencing any work in the Subleased Premises, Subtenant shall (i) file the requisite plans and specifications for Subtenant's Work (which shall have been approved in writing by Sublandlord) with, and obtain all requisite approvals from, Prime Landlord and all governmental departments or authorities having jurisdiction and any public utility company having an interest therein and (ii) deliver to Sublandlord a policy or policies of workman's compensation, liability, property damage and builder's risk insurance (if applicable) naming Sublandlord and Prime Landlord as an additional insured as to liability, property damage, and builder's risk, with limits for all policies as required by the Prime Lease. Subtenant agrees that it will cause its contractors and subcontractors to confine their activities to the construction staging area reasonably designated by Sublandlord. Subtenant shall conduct its construction in a manner calculated to cause the least possible interference to the operations in the remainder of the Building. Subtenant shall, during the construction, maintain one trash dump site within the construction staging area and shall require its contractors to deposit all debris at such site. Subtenant shall cause such trash to be removed as necessary. Subtenant agrees to comply with any requirements which Sublandlord may impose with respect to the performance of Subtenant's Work which are reasonably necessary for the safety and convenience of the other occupants of the Building and the employees and invitees thereof but Subtenant alone shall be solely responsible and liable for all loss or damage, including bodily injury, in connection with Subtenant's Work suffered by Subtenant, its agents, contractors, and their respective employees and invitees.

     7.  Assignment and Subletting. Subtenant shall not assign this Sublease or
         -------------------------
sublet the Subleased Premises, in whole or in part, without the prior written consent of Sublandlord, which consent may be withheld in Sublandlord's sole discretion, and if required, the prior written consent of the Prime Landlord; and Subtenant shall not permit Subtenant's interest in this Sublease to be vested in any third party by operation of law or otherwise.

     8.  Relationship to Prime Lease.
         ---------------------------

         (a) Subtenant represents that it has read and is familiar with the terms of the Prime Lease. This Sublease is subject and subordinate to Prime Lease. Except as may be inconsistent with the express terms of this Sublease, all the terms, covenants and conditions in the Prime Lease contained herein shall be applicable to this Sublease with the same force and effect as if Sublandlord under this Sublease were the lessor under the Prime Lease and Subtenant under this Sublease were the lessee under the Prime Lease. Notwithstanding the foregoing, the following provisions of the Prime Lease will not be applicable to Subtenant's occupancy hereunder: Section 2(c) relating to plan approval, Section 4(a) relating to minimum rent, Section 22, relating to assignment and subletting, and Section 32, relating to leasing commission. In addition, Subtenant shall have no right under Section 13 (casualty) or Section 19 (condemnation) to terminate the Prime Lease, or under Exhibit G to extend the term of the Prime Lease, all of such rights being reserved to Sublandlord. Sublandlord agrees that it will not exercise its right to extend the term of the Prime Lease pursuant to Exhibit G. In case of any breach of this Sublease by Subtenant, Sublandlord shall have all the rights against Subtenant as would be available to the lessor under the Prime Lease against the lessee under the Prime Lease if such breach were by the lessee thereunder.

         (b) Subtenant assumes and agrees to perform the lessee's obligations under the Prime Lease during the term, except as set forth above. Subtenant shall not commit or suffer any act or omission that will violate any of the provisions of the Prime Lease.

         (c) Sublandlord shall exercise due diligence in attempting to cause Prime Landlord to perform its obligations under the Prime Lease for the benefit of Subtenant. Upon receipt of written notice from Subtenant asserting that Prime Landlord is not performing its obligations, under the Prime Lease, Sublandlord shall notify Prime Landlord, but Sublandlord shall not be liable to Subtenant if Prime Landlord continues not to perform such obligations.

      (d) Upon receipt of the corresponding payment of Base Rent and Sublease Additional Rent from Subtenant, Sublandlord covenants to make all payments of Minimum Rental and Additional Rent, as defined in the Prime Lease.

     9.  Services. Notwithstanding anything contained herein to the contrary,
         --------
the only services or rights to which Subtenant is entitled under this Sublease are those to which Sublandlord is entitled under the Prime Lease.

     10. Breach of Prime Lease. Neither Sublandlord nor Subtenant shall do, nor
         ---------------------
permit anything to be done, which would cause the Prime Lease to be amended, modified, terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Prime

Landlord under the Prime Lease. Each party shall indemnify and hold the other harmless from and against all claims of any nature whatsoever by reason of any breach or default on the part of the indemnifying party as a result of which the Prime Lease may be terminated or forfeited; provided, however, that Sublandlord's indemnity shall not extend to claims resulting from any breach or default under the Prime Lease that is caused by the failure of Subtenant to perform its obligations hereunder.

     11.  Termination of Prime Lease.
          --------------------------

          A.   Termination Prior to Expiration Date of Sublease. If for any
               ------------------------------------------------
               reason the term of the Prime Lease shall have terminated prior to the Expiration Date of this Sublease, this Sublease shall thereupon be terminated and Sublandlord shall not be liable to Subtenant by reason thereof provided however, that if the Prime Lease terminates as a result of a default or breach by Sublandlord or Subtenant under this Sublease and/or the Prime Lease, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination.

          B.   Casualty or Condemnation. In the event of termination of the
               ------------------------
               Prime Lease as a result of any casualty to or condemnation of the Prime Lease Premises, the Sublease shall be terminated effective on the date of termination of the Prime Lease and Subtenant shall have no claim against Sublandlord or any right to insurance or condemnation proceeds in connection therewith. In the event of casualty or condemnation, if the Prime Lease is not terminated, then this Sublease shall continue in effect if the Prime Lease is not terminated, and the applicable provisions of the Prime Lease shall govern.

     12.  Indemnity.
          ---------

          A.   Indemnification. Subtenant indemnifies and shall hold Sublandlord
               ---------------
               and Prime Landlord harmless from and defend Sublandlord and Prime Landlord against any and all claims or liability for any injury or death to any person or damage to any property whatsoever:

               (i) either (a) occurring in, on, or about the Subleased Premises during the term of this Sublease or while Subtenant is in possession of the Subleased Premises, or (b) occurring in, on, or about any facilities (including, without limitation, elevators, stairways, passageways or hallways) the use of which Subtenant may have in conjunction with other tenants of the Building, when such injury, death, or damage shall be caused in part or in whole by the act, neglect, or fault of, or omission of any duty with respect to the same by Subtenant, its agents, employees, contractors, invitees, licensees, tenants, or assignees during the term of this Sublease or while Subtenant is in possession of the Subleased Premises;

               (ii) arising from any work or anything whatsoever done by or benefiting the Subtenant in or about the Subleased Premises or from transactions of the Subtenant concerning the Subleased Premises (except the acts of Sublandlord or Prime Landlord, as the case may be, performed hereunder or the employees, contractors or agents of either of them, respectively);

               (iii) arising from any breach or default on the part of the Subtenant in the performance of any covenant or agreement on the part of the Subtenant to be performed pursuant to the terms of this Sublease; or

               (iv) otherwise arising from any act or neglect of the Subtenant, or any of its agents, employees, contractors, invitees, licensees, tenants or assigns; and from and against all costs, expenses, reasonable counsel fees, and court costs incurred or assessed in connection with any or all of the foregoing. Furthermore, in case any action or proceeding is brought against Sublandlord or Prime Landlord by reason of any claims or liability, Subtenant agrees to cause such action or proceeding to be defended at Subtenant's sole cost and expense by counsel reasonably satisfactory to Sublandlord and Prime Landlord, as the case may be (defense by counsel selected by the insurer providing insurance coverage required under the terms of this Sublease to be deemed satisfactory to Sublandlord where, in Sublandlord's reasonable judgment, the interests of Sublandlord and Subtenant are sufficiently identical to make joint defense reasonable). The provisions of this Sublease with respect to any claim or liability occurring or caused prior to any expiration or termination of this Sublease shall survive such expiration or termination.

          B.  Liability of Sublandlord. Sublandlord and Prime Landlord shall not
              ------------------------
              be liable to Subtenant or to any persons, firm, corporation or other business association claiming by, through, or under Subtenant for failure to furnish or for delay in furnishing any service provided for in this Sublease or in the Prime Lease, respectively, and no such failure or delay by Sublandlord, or Prime Landlord, as the case may be, shall be an actual or constructive eviction of Subtenant, nor shall any such failure or delay operate to relieve Subtenant from the prompt and punctual performance of each and all of the covenants to be performed herein by Subtenant; nor for any latent defects in the Subleased Premises or the Building; nor for defects in the cooling, heating, electric, water, elevator or other apparatus or systems or for water discharged from sprinkler systems, if any, or from water pipes and plumbing facilities in the Building; nor for the theft, mysterious disappearance or loss of any property of Subtenant whether from the Sublease Premises or any part of the Building; nor from interference, disturbance, or acts to or with the Subtenant by third parties, including, without limitation, other tenants of the Building and any such occurrences shall not constitute an actual or constructive eviction of Subtenant. The foregoing shall not limit any right Subtenant may have to recover damages from Sublandlord or Prime Landlord, as the case may be, as a result of the gross negligence or willful misconduct in failing to provide any such services required from either of them, respectively, under this Sublease and/or Prime Lease. Sublandlord hereby indemnifies Subtenant for any cost, claim, or liability incurred by Subtenant as a result of Sublandlord's breach of the provisions of the Prime Lease; provided, however, that such indemnity shall not extend to any such breach arising from Subtenant's failure to perform its obligations hereunder.

     13.  Release of Claims and Waiver of Subrogation. Subtenant hereby releases
          -------------------------------------------
and waives its rights of recovery against the Prime Landlord under the Prime Lease to the extent that Sublandlord waived its rights of recovery against the Prime Landlord under the Prime Lease, and Subtenant and Sublandlord shall be jointly entitled to the benefit of Prime Landlord's waiver under the Prime Lease of its right of recovery. Neither Sublandlord nor Subtenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss of or damage to any building, structure or other tangible property, or any resulting loss of income, or losses under worker's compensation laws, even though such loss or damage might have been caused by the negligence of such party, its agents or employees, if any such loss or damage is covered by insurance benefiting the party suffering such loss or damage, to the extent of the proceeds of such insurance. Subtenant and Sublandlord will cause its insurance carriers to include waiver of subrogation clauses or endorsements in favor of the Prime Landlord and Sublandlord.

     14.  Late Charges. If payment of any Base Rent or Sublease Additional Rent
          ------------
shall not have been paid by the tenth (10/th/) day after the date on which such amount was due and payable, Subtenant shall pay, as a late charge, an amount equal to five percent (5%) of the overdue payment, as reimbursement of Sublandlord's expenses incurred as a result of Subtenant's failure to make prompt payment, plus interest at the rate of one and one-half percent on the amount overdue per calendar month or any part thereof (or the then maximum lawful interest rate, if less), from the date on which such amount was due until the date of payment. Interest for any month shall be payable as an Sublease Additional Rent on the first day of the following month.

     15.  Brokerage. Subtenant agrees that Subtenant shall pay, and shall
          ---------
indemnify, defend and hold harmless, Sublandlord from and against, any claims made by any broker or other person for a brokerage commission, finder's fee, or similar compensation, by reason of or in connection with this Sublease, and any loss, liability, damage, cost and expense (including without limitation, reasonable attorneys' fees) in connection with such claims if such broker or other person claims to have had dealings with Subtenant. Sublandlord agrees to indemnify, defend and hold harmless, Subtenant from and against, any claims made by any broker or other person for a brokerage commission, finder's fee, or similar compensation, by reason of or in connection with the Prime Lease, to the extent such broker or other person claims to have had dealings with Sublandlord in connection therewith.

     16.  Security. Subtenant shall deposit with Sublandlord the sum of $6535.83
          --------
as security for the performance and observance by Subtenant of the obligations on the part of Subtenant to be performed. Said sum shall not bear interest. Sublandlord shall have the right, without notice to Subtenant, and regardless of the exercise of any other remedy Sublandlord may have by reason of a default, to apply any part of said deposit to cure any monetary default of Subtenant (including but not limited to reimbursement to Sublandlord of costs incurred in curing a default by Subtenant hereunder), and, if Sublandlord does so, Subtenant shall upon demand deposit with Sublandlord the amount applied so that Sublandlord shall have the full amount of the security at all times during the term of this Sublease. If Subtenant shall fail to make such deposit, Sublandlord shall have the same remedies for such failure as Sublandlord has for a default in the payment of Rent. Within forty five (45) days after the Expiration Date, Sublandlord agrees to provide Subtenant with an accounting of any amounts deducted from such security deposit to correct defaults by Subtenant hereunder, and to return to Subtenant the security deposit or portion thereof not subject to such deduction.

     17.  Defaults of Subtenant.
          ---------------------

          (a)  Event of Default. Each of the following events shall constitute
               ----------------
               an "Event of Default" by Subtenant under this Sublease:

               (i) If Subtenant fails to pay any installment of Base Rent within three (3) days after it is due and payable;

               (ii) If Subtenant fails to pay any other Rent or any other charge required to be paid by Subtenant hereunder within three (3) days after Sublandlord delivers notice that the same is due and payable.

               (iii) If Subtenant fails to maintain insurance required hereunder or fails to timely deliver any estoppel certificate required hereunder;

               (iv) If Subtenant fails to perform or observe any other term, provision, covenant, condition or requirement of this Sublease on the part of Subtenant to be performed or observed, and such failure continues for fifteen (15) days after written notice from Sublandlord (except that such fifteen (15) day period shall be extended for such additional period of time (not to exceed an additional twenty (20) days) as may reasonably be necessary to cure such Event of Default, if such Event of Default, by its nature, cannot be cured within such fifteen (15) day period, provided that Subtenant commences to cure such Event of Default (and so notifies Sublandlord in writing) within such fifteen (15) day period and is, at all times thereafter, in the process of diligently curing the same); or

               (v)   If Subtenant abandons the Subleased Premises.

          (b)  Remedies. Upon the occurrence of an Event of Default, Sublandlord
               --------
               shall have the same rights and remedies as to Subtenant and the Subleased Premises as Prime Landlord would have following the occurrence of an event of default by Sublandlord as tenant under the Prime Lease.

     18.  Waiver of Jury Trial and Right to Counterclaim. Sublandlord and
          ----------------------------------------------
Subtenant each hereby waives trial by jury in any summary or other action, proceeding or counterclaim arising out of or in any way connected with this Sublease, the relationship of Sublandlord and Subtenant, the Premises or the use and occupancy thereof, and any claim of injury or damages. Subtenant also hereby waives all right to assert or interpose a counterclaim (other than a compulsory counterclaim) in any summary proceeding or other action or proceeding or other action to recover or obtain possession of the Premises.

     19.  Notices. In every instance in which notice is required hereunder, such
          -------
notice shall be in writing and shall be personally delivered, sent by commercial messenger services, with signed receipt, or sent by certified or registered mail, return receipt requested, addressed as follows:

     If to Sublandlord:            Circuit City Stores, Inc.
                                   9950 Mayland Drive
                                   Richmond, Virginia 23233-1464
                                   Fax Number: (804) 527-4186
                                   Attn: Vice President -- Real Estate

     If to Subtenant:              Inspire Pharmaceuticals, Inc.
                                   4222 Emperor Boulevard, Suite 470
                                   Durham, North Carolina 27703-8466
                                   Attention: Ms. Mary Bennett

     If to Prime Landlord:         Petula Associates, Ltd.
                                   711 High Street
                                   Des Moines, Iowa 50392
                                   Attention: Burce K. Bruene


     All notices sent by mail or commercial messenger service shall be deemed given the second day after the same are deposited with the mail or messenger service. Either party may change the address or fax number to which notices to it are to be sent by sending written notice of such new address or fax number to the other party.

     20.  Insurance. Subtenant shall carry a policy or policies of insurance
          ---------
that satisfies the requirements of the lessee under the Prime Lease. Liability policies shall name Prime Landlord and Sublandlord as additional insured, and said policies shall include an endorsement for contractual liability or assumption of risk pursuant this Sublease and, except for workers' compensation policy, shall include a waiver of subrogation rights in the favor of Prime Landlord and Sublandlord. Said policies, or certificates thereof shall be delivered to Sublandlord by

Subtenant upon commencement of the term of this Sublease and upon each renewal and/or modification of insurance. Subtenant shall carry special form insurance insuring Subtenant's improvements and its betterments to the Subleased Premises and any and all furniture, equipment, supplies, and other property owned, leased, held, or possessed by it and contained in the Subleased Premises; said insurance coverage to be an amount equal to the full replacement cost of such improvements and property.

     21.  Hazardous Materials. Sublandlord represents and warrants that it has
          -------------------
not used, manufactured, or stored hazardous or toxic materials in the Subleased Premises in violation of any federal, state, or local environmental laws or regulations. Subtenant shall not use or store, or permit the use or storage of any substance that violates any federal, state or local environmental laws or regulations.

     22.  Utilities. To the extent not included in Operating Expenses, Subtenant
          ---------
will pay for any utility service at the Subleased Premises used by Subtenant.

     23.  Condition of the Subleased Premises. Subtenant acknowledges that
          -----------------------------------
Subtenant has inspected the Subleased Premises and hereby accepts the Subleased Premises in its existing condition "AS IS," "WHERE IS" and "WITH ALL FAULTS," broom clean and free of debris, inside and outside, and of personal property not being transferred to Subtenant by Bill of Sale of even date herewith. Without limiting the foregoing, Sublandlord makes no representation or warranty that the Subleased Premises comply with Laws. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for, and that Subtenant has undertaken, full and complete investigations, examinations, and inspections of the Subleased Premises and has determined that the Subleased Premises are suitable for Subtenant's intended use, and represents that Subtenant shall bear full responsibility for any special requirements in connection with Subtenant's use of the Subleased Premises. Sublandlord shall not have any obligation to make any repairs or improvements to the Subleased Premises as a condition of delivery of the Subleased Premises under this Sublease.

     24.  Successors and Assigns. The provisions of this Sublease, except as
          ----------------------
herein otherwise specifically provided, shall extent to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. In the event of any assignment or transfer of the leasehold estate under the Prime Lease, the transferor or assignor, as the case may be, shall be and hereby is entirely relieved and freed of all obligations under this Sublease. Notwithstanding anything to the contrary provided in this Sublease, it is specifically understood and agreed that (i) there shall be absolutely no personal liability on the part of Sublandlord or any of its successors-in-interest with respect to any of the terms, covenants, and conditions of this Sublease except with respect to liability arising from the gross negligence or willful misconduct of Sublandlord, and (ii) Subtenant shall look solely to the equity of the Sublandlord or such successor-in-interest in the Subleased Premises, or the leasehold estate of Sublandlord or of such successor in the Subleased Premises, as the case may be, for the satisfaction of each and ever remedy of Subtenant in the event of any breach by Sublandlord or by such successor-in-interest of any of the terms, covenants, and conditions of this Sublease to be performed by Sublandlord. Such exculpation of personal liability is absolute and without any exception whatsoever.

     25. Time of Essence. Time is of the essence of this Sublease.
         ---------------

     26. No Waiver. No delay or failure by either party to exercise or enforce
         ---------
any of its rights or remedies shall constitute a waiver of any such rights or remedies. If either party institutes legal or administrative proceedings against the other, and a compromise or settlement thereof is made, the same shall not constitute a waiver of the other party's obligations to comply with any covenant, agreement or condition of this Sublease except as specifically set forth in such compromise. Neither party shall be deemed to have waived any obligations by the other unless such waiver expressly is set forth in a written instrument signed by both parties. If either party waives any default by the other, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Sublease except as to the specific circumstances described in such written waiver.

     27. Entire Agreement. This Sublease and any Exhibits or Addenda hereto
         ----------------
contain the entire agreement by the parties hereto and there are no promises, agreements, conditions, undertakings or warranties or representations, between them other than as herein or therein set forth. This Sublease may be amended only by a written amendment duly executed by Sublandlord and Subtenant.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to executed pursuant to due authority, and witness further the following signatures and seals.

                             [Signatures follows]

                              CIRCUIT CITY STORES, INC.



                              By: /s/ Benjamin B. Cummings, Jr.
                                 ----------------------------------
                                 Benjamin B. Cummings, Jr.
                                 Vice President, Real Estate



                              ATTEST:


                              /s/ [ILLEGIBLE]
                              ------------------------------------- (Seal)
                              (Assistant) Secretary

                              SUBTENANT

                              Inspire Pharmaceuticals, Inc.


                              By: /s/ Gregory J. Mossinghoff
                                 -----------------------------------
                              Name: Gregory J. Mossinghoff
                                   ---------------------------------
                              Title: Senior Vice President, Chief
                                     Business Officer, Secretary and
                                     Treasurer
                                    --------------------------------


                              ATTEST:


                              /s/ Brena Stuven Tart                (Seal)
                              --------------------------------------
                              Notary

                                LEASE AGREEMENT



                                BY AND BETWEEN


                           PETULA ASSOCIATES, LTD.
                                 (AS LANDLORD)


                                      AND


                          CIRCUIT CITY STORES, INC.
                                  (AS TENANT)

                               TABLE OF CONTENTS
                               -----------------

                                                                                           Page
                                                                                           ----
1.   DESCRIPTION OF PREMISES............................................................     1
2.   TERM; COMMENCEMENT DATE; PLAN APPROVAL PROCESS.....................................     1
3.   RENTAL.............................................................................     3
4.   [Intentionally Deleted]............................................................     6
5.   ALTERATIONS AND IMPROVEMENTS BY TENANT.............................................     6
6.   USE OF PREMISES....................................................................     7
7.   TAXES ON LEASE AND TENANT'S PROPERTY...............................................     8
8.   FIRE AND EXTENDED COVERAGE INSURANCE...............................................     8
9.   LANDLORD'S COVENANT TO REPAIR AND REPLACE..........................................     9
10.  TENANT'S COVENANT TO REPAIR........................................................     9
11.  TRADE FIXTURES AND EQUIPMENT.......................................................    10
12.  UTILITIES..........................................................................    10
13.  DAMAGE OR DESTRUCTION OF PREMISES..................................................    11
14.  GOVERNMENTAL ORDERS................................................................    11
15.  MUTUAL WAIVER OF SUBROGATION.......................................................    12
16.  SIGNS AND ADVERTISING..............................................................    12
17.  INDEMNIFICATION AND LIABILITY INSURANCE............................................    13
18.  LANDLORD'S RIGHT OF ENTRY..........................................................    13
19.  EMINENT DOMAIN.....................................................................    13
20.  EVENTS OF DEFAULT AND REMEDIES.....................................................    14
21.  SUBORDINATION......................................................................    15
22.  ASSIGNING AND SUBLETTING...........................................................    15
23.  TRANSFER OF LANDLORD'S INTEREST....................................................    16

24.  COVENANT OF QUIET ENJOYMENT........................................................    17
25.  ESTOPPEL CERTIFICATES..............................................................    17
26.  PROTECTION AGAINST LIENS...........................................................    17
27.  MEMORANDUM OF LEASE................................................................    17
28.  FORCE MAJEURE......................................................................    17
29.  REMEDIES CUMULATIVE -- NONWAIVER...................................................    18
30.  HOLDING OVER.......................................................................    18
31.  NOTICES............................................................................    18
32.  LEASING COMMISSION.................................................................    19
33.  MISCELLANEOUS......................................................................    19
34.  SEVERABILITY.......................................................................    20
35.  REVIEW OF DOCUMENTS................................................................    20

                                LEASE AGREEMENT
                                ---------------

     THIS LEASE AGREEMENT (the "Lease") made and entered into as of the 3rd day of September, 1997, by and between PETULA ASSOCIATES, LTD., an Iowa corporation, hereinafter called "Landlord"; and CIRCUIT CITY STORES, Inc., a Virginia Corporation, hereinafter called "Tenant":

                             W I T N E S S E T H:
                             - - - - - - - - - -

     In consideration of the mutual covenants and agreements contained herein, the parties hereto agree for themselves, their successors and assigns, as follows:

     1.   DESCRIPTION OF PREMISES.
          -----------------------

     Landlord hereby leases to Tenant, and Tenant hereby accepts and rents from Landlord, that certain office/warehouse space (the "Premises") containing approximately 7,130 rentable square feet known as Suite ____ located in the building known as Royal Center II (the "Building") on a tract of land located at 4222 Emperor Boulevard, Durham, North Carolina, in Imperial Center Business Park; more particularly described on Exhibit "A" attached hereto; together with
                                     ----------
(i) the nonexclusive right to use all driveways, sidewalks and other common facilities furnished by Landlord from time to time, (ii) a minimum of three (3) surface parking spaces per 1,000 rentable square feet of the Premises, and (iii) the right, subject to Landlord's approval not to be unreasonably withheld, to park Tenant's delivery trucks in the area immediately behind the Premises more particularly described as the "Dock Area" on Exhibit B attached hereto; provided, however, Tenant shall be exclusively responsible for the cost and installation of any concrete pad necessary for any tractor trailer to be parked within the Dock Area. Notwithstanding the foregoing, Tenant's employees may park in the Dock Area from time to time during temporary employee training sessions conducted by Tenant at the Premises. The Premises are shown outlined in red on the building plan attached hereto as Exhibit "B".
                                     -----------

     2.   TERM; COMMENCEMENT DATE; PLAN APPROVAL PROCESS.
          ----------------------------------------------

     a.   Term.
          ----

     Unless otherwise adjusted as hereinbelow provided, the term of this Lease (the "Term") shall commence on October 15, 1997 (the "Commencement Date") and shall end at midnight on the date (the "Expiration Date") which is five (5) full years from the Commencement Date (as same may be adjusted as hereinbelow provided). Tenant shall have the option to extend the Term in accordance with Exhibit "G" attached hereto and incorporated herein by reference. As used
-----------
herein, the term "Lease Year" shall mean each consecutive twelve-month period of the Term, beginning with the Commencement Date (as same may be adjusted as hereinbelow provided) or any anniversary thereof. Notwithstanding anything contained herein to the contrary, in the event the Commencement Date is a day other than the first day of a calendar month, the Term shall be extended and shall expire on that date which is five (5) full years from the first day of the first full calendar month immediately following the Commencement Date.

     b.   Commencement Date.
          -----------------

     The Term of this Lease shall commence on the earlier of: (a) the date Tenant, or any person occupying any portion of the Premises with Tenant's permission, commences business operations from the Premises, provided, however, for purposes hereof, Tenant's installation of furniture, fixtures and equipment within the Premises shall not be deemed the commencement of business operations; or (b) the first (1st) business day following the date of Landlord's delivery of the Premises to Tenant upfitted in accordance with the Plans (as hereinafter defined) for improvments to the Premises (the "Tenant Improvements") or the date on which Landlord would have delivered the Premises to Tenant upfitted in accordance with the Plans but for delays within the control of Tenant, including without limitation, delays attributable to Tenant's failure to review and approve the Space Plans (as hereinafter defined) in the time and manner herein required and/or change orders requested by Tenant. It is anticipated that Landlord shall deliver the Premises upfitted in accordance with the Plans to Tenant on that date which is ten (10) full weeks following the full execution of this Lease (the "Target Date").

     c.   Plan Approval Procedures.
          ------------------------

     Landlord has delivered the initial space plans for the design and upfitting of the Premises (the "Space Plans") to Tenant for Tenant's review and approval. Once approved, the final Space Plans (the "Final Plans") will be attached hereto as Exhibit F. Within fifteen (15) days after the Final Plans are approved,
   ---------
Landlord shall prepare the construction drawings for the Tenant Improvements (the "Plans"), which shall be substantially consistent with the Final Plans. In the event either Landlord or Tenant shall claim that the other party has failed to perform it obligations under this Paragraph, such party shall give notice to the nonperforming party on the next business day and such notice must identify with specificity the action or inaction which constitutes such party's failure to perform.

     Landlord shall be entitled to deliver the Premises to Tenant upon substantial completion of the Tenant Improvements shown on the Plans in a good and workmanlike manner, such substantial completion to be certified by Landlord's engineer or architect inspecting the work. "Substantial Completion" shall include the completion of all items of work that cannot be completed while Tenant is in possession of the Premises without materially inconveniencing Tenant. Prior to Tenant's occupancy of the Premises, the parties shall agree on certain "punchlist" items to be completed after Tenant's occupancy, and Landlord agrees to complete such punchlist items promptly after occupancy but in no event more than sixty (60) days after the date Tenant takes possession of the Premises. If Landlord for any reason whatsoever cannot deliver possession of the Premises to Tenant on or before the Target Date as hereinabove specified, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any loss or damages resulting therefrom; but in that event, except to the extent that any such delay has been caused by Tenant or its agents, employees, contractors or subcontractors (hereinafter collectively referred to as "Tenant's Invitees"), the Commencement Date shall be adjusted to be the date when
Landlord does in fact deliver possession of the Premises to Tenant. Notwithstanding the foregoing, in the event Landlord does not achieve substantial completion of the Premises on or before that date which is thirty
(30) days following the Target Date (the "Outside Delivery Date") (such date to be delayed one (1) day for each day that substantial completion is delayed by
(i) Tenant's delay in reviewing and approving the Plans, (ii) changes to the Plans requested by Tenant, and (iii) other force majeure delays and matters outside Landlord's reasonable control including without limitation, delays in obtaining required permits from appropriate governmental authorities), Tenant shall be entitled to one (1) day of free Minimum Rental for every one (1) day of delay in delivering the Premises to Tenant beyond the Outside Delivery Date, as adjusted.

                                    (RENTS)

                             INTENTIONALLY DELETED

     (b)  Additional Rental. [Intentionally Deleted]
          -----------------

     (c)  Tenant's Share of Taxes.
          -----------------------

     Tenant shall pay an amount equal to Tenant's "proportionate share" of any ad valorem taxes (or any tax hereafter imposed in lieu thereof) imposed upon the Building and the Premises. Tenant's "proportionate share" of the taxes, of the insurance premiums and of common area maintenance costs, as described below, shall be a fraction, the numerator of which shall be the number of rentable square feet within the Premises and the denominator of which shall be the number of rentable square feet within the Building. Tenant's share of taxes shall be paid as provided in subparagraph (f) below. Provided, any increase in ad valorem taxes on the Premises as a result of alterations, additions or improvements made by, for or on account of Tenant shall be reimbursed by Tenant to Landlord within thirty (30) days after receipt of written demand therefor.

     (d)  Tenant's Share of Insurance Premiums.
          ------------------------------------

     Tenant shall pay an amount equal to Tenant's "proportionate share" of any premiums charged for fire and extended coverage and liability insurance with all endorsements carried by Landlord on the Building payable for any calendar year (including any applicable partial calendar year), provided such premiums are not a direct result of another tenant's use of its premises in the Building. Tenant's proportionate share of premiums shall be paid as provided in subparagraph (f) below.

     (e)  Tenant's Share of Common Area Operating and Maintenance Costs.
          -------------------------------------------------------------

     Tenant shall pay an amount equal to Tenant's "proportionate share" of the reasonable costs for operating and maintaining the Building's common areas, including, but not limited to, building management, the cost of grass mowing, shrub care and general landscaping, irrigation systems, maintenance and repair to parking and loading areas, driveways, sidewalks, exterior lighting, garbage collection and disposal, common water and sewer, common plumbing, common signs and other facilities shared by the various tenants in the Building, and of the Building's share of the common area operating and maintenance costs for the entire Business Park. Landlord shall use good faith efforts to keep the operating and maintenance costs in line with costs for other similarly situated buildings in the Raleigh/Durham market, taking into account rent and other relevant factors. Tenant's proportionate share shall be paid as provided in subparagraph (f) below. For purposes hereof, the expenses identified in subparagraphs (c), (d) and (e) of this Section shall be deemed the "Tenant Expenses."

     (f)  Payment of Proportionate Shares.
          -------------------------------

     Tenant shall pay to Landlord each month, along with Tenant's installments of Minimum Rental (and Additional Rental, if applicable) a sum equal to one-twelfth (1/12) of the amount estimated by Landlord (in its reasonable discretion) as Tenant's proportionate share of the taxes, insurance premiums and common area maintenance costs for each calendar year. For the first calendar year beginning with January 1, the amount of the estimated proportionate share of all taxes, insurance premiums and common area maintenance costs for Tenant shall be One and 55/100 Dollars ($1.55) per rentable square foot of the Premises per annum, payable in advance in equal monthly installments. Landlord will make reasonable efforts to provide Tenant with Landlord's estimate of Tenant's proportionate shares amount for the upcoming calendar year on or before December 15 of each calendar year during the term hereof. If Landlord fails to notify Tenant of Tenant's revised proportionate shares amount by such date, Tenant shall continue to pay the monthly installments of the proportionate shares amount, if any, last payable by

Tenant until notified by Landlord of such new estimated amount. No later than May 1 of each calendar year of the Term, Landlord shall deliver to Tenant a written statement setting forth the actual amount of Tenant's proportionate shares for taxes, insurance premiums and all common area maintenance costs for the preceding calendar year. Tenant shall pay the total amount of any balance due shown on such statement within thirty (30) days after its delivery. In the event such annual costs decrease for any such year, Landlord shall reimburse Tenant for any overage paid and the monthly rental installments for the next period shall be reduced accordingly, but not below the Minimum Rental. For the calendar year in which this Lease commences, the proportionate shares shall be prorated from the Commencement Date through December 31 of such year. Further, Tenant shall be responsible for the paying of all proportionate shares of taxes, insurance premiums and common area maintenance costs for the calendar year in which the Term expires, prorated from January 1 thereof through the Expiration Date. Upon Landlord's final determination of the taxes, insurance premiums and common area maintenance costs for the calendar year in which the Term expires, Landlord shall reimburse Tenant for any overpayment or shall notify Tenant of any underpayment, in which event Tenant shall pay such shortfall to Landlord within thirty (30) days of such notice, the foregoing obligations to survive termination or expiration of this Lease.

     Tenant may audit Landlord's records and all information pertaining to Tenant Expenses in order to verify the accuracy of Landlord's determination of Tenant's proportionate share of same provided that:

   (i) Tenant must give notice to Landlord of its election to undertake said audit within one hundred twenty (120) days after receipt of the statement of the actual amount of Tenant's proportionate share for the preceding calendar year from Landlord;

   (ii) Such audit will be conducted only during regular business hours at the office where Landlord maintains records of Tenant Expenses and only after Tenant gives Landlord fourteen (14) days' advance written notice;

   (iii) Tenant shall deliver to Landlord a copy of the results of such audit within fifteen (15) days of its receipt by Tenant and no such audit shall be conducted if any other tenant of the Building has conducted an independent audit for the time period Tenant intends to audit and Landlord furnishes to Tenant a copy of the results of such audit;

   (iv) No audit shall be conducted at any time that Tenant is in default of any of the terms of this Lease;

   (v) No subtenant shall have any right to conduct an audit and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises; and

   (vi) Such audit review by Tenant shall not postpone or alter the liability and obligation of Tenant to pay any amounts due under the terms of this Lease.

     Within thirty (30) days after Tenant's receipt of such audit, Tenant must give notice to Landlord of any disputed amounts and identify all items being contested in Landlord's statement of Tenant's proportionate share of Tenant Expenses. If Landlord and Tenant cannot agree upon any such item as to which Tenant shall have given such notice, the dispute shall be resolved by an audit by a major accounting firm mutually acceptable to Landlord and Tenant and the cost of said audit shall be paid by the non-prevailing party; provided however, Tenant will not be considered the "prevailing party" for purposes of this paragraph unless the accounting firm's audit reveals an overcharge by Landlord in excess of five percent (5%) of Tenant's proportionate share of Tenant Expenses for the particular calendar year in question.

     Any adjustment required as a result of any audit shall be made by adjustment to Tenant's proportionate share of Tenant Expenses so that said adjustment is fully made (or recovered) in equal installments over the twelve
(12) month period immediately following the final resolution of said audit.

     (g)  Documentary Tax.
          ---------------

     Landlord represents that there is currently no documentary stamp tax, sales tax or any other tax or similar charge (exclusive of any income tax payable by Landlord as a result hereof) which will be levied on the rental, leasing or letting of the Premises, however, in the event that any such charge or tax, whether local, state or federal, becomes applicable to the rental, leasing or letting of the Premises and is required to be paid due to the execution hereof or otherwise with respect to this Lease or the payments due hereunder, the cost thereof shall be borne by Tenant and shall be paid promptly and prior to same becoming past due. Tenant shall provide Landlord with copies of all paid receipts respecting such tax or charge promptly after payment of same.

     (h)  Late Payment.
          ------------

     If any monthly installment of Minimum Rental, Additional Rental (if any) or any other sum due and payable pursuant to this Lease remains due and unpaid ten
(10) days after said amount becomes due, Tenant shall pay as additional rent hereunder a late payment charge equal to Two Hundred Fifty and No/100 Dollars ($250.00). All unpaid rent and other sums of whatever nature owed by Tenant to Landlord under this Lease shall bear interest from the tenth (10th) day after the due date thereof until paid at the lesser of two percent (2%) per annum above the "prime rate" as published in the Wall Street Journal from time to time (the "Prime Rate"). Acceptance by Landlord of any payment from Tenant hereunder in an amount less than that which is currently due shall in no way affect Landlord's rights under this Lease and shall in no way constitute an accord and satisfaction. Notwithstanding anything contained herein to the contrary, Tenant shall have no obligation to pay any late fee in connection with its payment of the first monthly installment of Minimum Rent and Additional Rent (if any) following the Commencement Date so long as the first monthly installment is paid before the second monthly installment of same becomes due.

     4.  [Intentionally Deleted]

     5.  ALTERATIONS AND IMPROVEMENTS BY TENANT.
         --------------------------------------

     Tenant shall make no structural changes respecting the Premises or the Building and shall make no changes of any kind respecting the Premises or the Building that are visible from the exterior of the Premises without Landlord's consent, such consent not to be unreasonably withheld. Any other nonstructural changes or other alterations, additions, or improvements to the Premises shall be made by or on behalf of Tenant only with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord's consent shall not be required for the erection of movable partitions, shelving (other than built-in shelving) or standard office decorations. All alterations, additions or improvements, including without limitation all partitions, walls, railings, carpeting, floor and wall coverings and other fixtures (excluding, however, Tenant's trade fixtures as described in the paragraph entitled "Trade Fixtures and Equipment" below ) made by, for, or at the direction of Tenant shall, when made, become the property of Landlord if Landlord so elects at the time Landlord gives its consent thereto, and shall remain upon the Premises at the expiration or earlier termination of this Lease.

     Notwithstanding anything contained herein to the contrary, all alterations and improvements undertaken by Tenant shall be consistent with the then-existing quality, color scheme (where appropriate), general asthetic appearance and tenor of the balance of the Building and, in any event, Landlord may withhold its consent to any proposed alteration or improvement by Tenant unless Tenant agrees to remove said improvement at the end of the Term and/or restore the Premises to the condition in which it existed prior to the undertaking of the proposed alteration or improvement.

     6.  USE OF PREMISES.
         ---------------

     (a) Tenant shall use the Premises only for general office or warehouse purposes and for standard training of its employees and for no other purposes. Tenant shall comply with all laws, ordinances, orders, regulations or zoning classifications of any lawful governmental authority, agency or other public or private regulatory authority (including insurance underwriters or rating bureaus) having jurisdiction over the Premises. Landlord represents and warrants that the Premises will comply in all material respects with all such laws, regulations and requirements as of the Commencement Date and any noncompliance shall not have a material adverse impact on Tenant's use or occupancy of the Premises or the health or safety of Tenant or Tenant's Invitees. Tenant shall not do any act or follow any practice relating to the Premises which shall constitute a nuisance or detract in any way from the reputation of the Building as a real estate development comparable to other comparable buildings in the Raleigh/Durham market taking into account rent and other relevant factors. Tenant's duties in this regard shall include allowing no noxious or offensive odors, fumes, gases, smoke, dust, steam or vapors, or any loud or disturbing noise or vibrations to originate in or emit from the Premises.

     (b) Without limiting the generality of (a) above, and excepting only office supplies and cleaning materials used by Tenant in its ordinary day to day business operations (but not held for sale, storage or distribution) and customarily used in facilities such as the Building, and then only to the extent used, stored (but not any bulk storage), transported, and disposed of strictly in accordance with all applicable laws, regulations and manufacturer's recommendations, the Premises shall not be used for the treatment, storage, transportation to or from, use or disposal of toxic or hazardous wastes, materials, or substances, or any other substance that is prohibited, limited or regulated by any governmental or quasi-governmental authority or that, even if not so regulated, could or does pose a hazard to health and safety of the ocoupants of the Building or surrounding property (collectively "Hazardous Substances"). In addition, Tenant shall be liable for, and shall indemnify and hold Landord harmless from, all costs, damages and expenses (including reasonable attorney's fees) incurred in connection with the use, storage, discharge or disposal of any Hazardous Substances by Tenant or Tenant's Invitees. Landlord represents and warrants that to the best of its actual knowledge without independent investigation, the Premises are free of Hazardous Substances and will be free of Hazardous Substances (except for customary cleaning materials) as of the Commencement Date.

     (c) Except for possible restrictions with respect to signage (which Tenant agrees to abide by in connection with its use of the Premises), there are currently no restrictive covenants relating to the Building.

     (d) Tenant shall exercise due care in its use and occupancy of the Premises and shall not commit or allow waste to be committed on any portion of the Premises; and at the expiration or earlier termination of this Lease, Tenant shall deliver the Premises to Landlord in as good condition on the date of completion of the Tenant Improvements in the Premises, ordinary wear and tear, fire or other casualty, condemnation and acts of God alone excepted.

     (e) Tenant shall save Landlord harmless from any claims, liabilities, penalties, fines, costs, expenses or damages resulting from the failure of Tenant to comply with the provisions of this paragraph 6. This indemnification shall survive the termination or expiration of this Lease.

     7.  TAXES ON LEASE AND TENANT'S PROPERTY.
         ------------------------------------

     (a) Landlord represents that there are currently no taxes, documentary stamps or assessments of any nature which will be imposed or assessed upon this Lease, Tenant's occupancy of the Premises or Tenant's trade fixtures, equipment, machinery, inventory, merchandise or other personal property located on the Premises and owned by or in the custody of Tenant; provided, however, in the event any such charge or tax becomes appliable to this Lease, Tenant's occupancy of the Premises or Tenant's equipment, Tenant shall be fully responsible for the payment of same and shall pay such amount as promptly as all such taxes or assessments may become due and payable without any delinquency.

     (b) Landlord shall pay, subject to reimbursement from Tenant as provided in the paragraph entitled "Rental" of this Lease, all ad valorem property taxes which are now or hereafter assessed upon the Building and the Premises, except as otherwise expressly provided in this Lease.

     8. FIRE AND EXTENDED COVERAGE INSURANCE.
        ------------------------------------

     Landlord shall maintain and pay for fire and casualty special form "all risk" insurance, with extended coverage, covering the Building equal to at least eighty percent (80%) of the replacement cost thereof. Tenant shall not do or cause to be done or permit on the Premises or in the Building anything deemed extrahazardous on account of fire and Tenant shall not use the Premises or the Building in any manner which will cause an increase in the premium rate for any insurance in effect on the Building or a part thereof. If, because of anything done, caused to be done, permitted or omitted by Tenant or Tenant's Invitees,the premium rate for any kind of insurance in effect on the Building or any part thereof shall be raised, Tenant shall pay Landlord on demand the amount of any such increase in premium which Landlord shall pay for such insurance and if Landlord shall demand that Tenant remedy the condition which caused any such increase in an insurance premium rate, Tenant shall remedy such condition within five (5) days after receipt of such demand. So long as Tenant uses the Premises in compliance with the terms and conditions of this Lease, such operations will not cause an increase in Landlord's insurance premiums. Tenant shall maintain and pay for all fire and extended coverage insurance on its contents in the Premises, including trade fixtures, equipment, machinery, merchandise or other personal property belonging to or in the custody of Tenant.

     Notwithstanding anything herein to the contrary, Landlord reserves the right for itself, successors and assigns to self-insure against any risk required hereunder to be insured or otherwise assumed by Landlord so long as any such program of self-insurance affords the same coverage of risks and benefits which would be afforded in the event Landlord procured insurance from a third-party insurer.

     9.  LANDLORD'S COVENANT TO REPAIR AND REPLACE.
         -----------------------------------------

     (a) During the Term, Landlord shall be responsible only for repairs or replacements to the roof, exterior walls, structural members (including foundation and subflooring of the Premises) and for the central plumbing and electrical systems serving the entire Building up to the respective applicable points of entry of same into the Premises except for repairs or replacements caused by the negligence, misconduct, or acts or omissions of Tenant or Tenant's Invitees unless such amounts are paid to Landlord pursuant to an insurance policy. Landlord shall maintain such items in material compliance with applicable laws, regulations, ordinances and codes or alternatively, any non-compliance shall not materially impair Tenant's use and enjoyment of the Premises or constitute a threat or danger to the health or safety of Tenant or Tenant's Invitees. Landlord's repairs and replacements shall be made as soon as reasonably possible using due diligence and reasonable efforts, taking into account in each instance all circumstances surrounding the repair or replacement including without limitation, the materiality of the repair or replacement to Tenant's use and operation of its business within the Premises and a relation thereof to the enjoyment of same, such period not to exceed sixty
(60) days after receiving written notice from Tenant of the need for repairs. If Landlord defaults in the performance of its obligation to repair as set forth above, Tenant may elect to perform such repair and recover the costs thereof from Landlord, such reimbursement to be due within thirty (30) days after a presentation of a bill therefor with such supporting documentation as Landlord may reasonably require. If Landlord cannot, using due diligence, complete its repairs within one hundred eighty (180) days after written notice from Tenant, then (unless (i) the need for such repairs or replacements is the result of the negligence, misconduct or intentional acts or omissions of Tenant or Tenant's Invitees or (ii) Tenant has elected to perform such repair on Landlord's behalf, in which event Tenant shall not be entitled to terminate this Lease) Tenant may terminate this Lease effective upon thirty (30) days' prior written notice, without prejudice to Landlord's rights to receive payment from Tenant for uninsured damages caused directly or indirectly by Tenant or Tenant's Invitees. If the need for such repairs or replacements is the result of the negligence, misconduct or intentional acts or omissions of Tenant or Tenant's Invitees, and the expense of such repairs or replacements are not fully covered and paid by Landlord's insurance, then Tenant shall pay Landlord the full amount of expenses not covered. Landlord's duty to repair or replace as prescribed in this paragraph shall be Tenant's sole remedy and shall be in lieu of all other warranties or guaranties of Landlord, express or implied.

     (b) Landlord shall not be liable for any failure to make any repairs or to perform any maintenance required of Landlord hereunder unless such failure shall persist for an unreasonable period of time after written notice from Tenant setting forth the need for such repair(s) or replacement(s) in reasonable detail has been received by Landlord. Except as set forth in the paragraph of this Lease, entitled "Damage or Destruction of Premises", there shall be no abatement of rent. Except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents, there shall be no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, replacements, alterations or improvements to any portion of the Building or the Premises, or to fixtures, appurtenances and equipment therein.

     10. TENANT'S COVENANT TO REPAIR.
         --------------------------

     Tenant shall be responsible for the repair, replacement and maintenance in good order and condition of all parts and components of the Premises (other than those specified for repair, replacement and maintenance by Landlord above), including without limitation the plumbing, wiring, electrical systems, HVAC system, glass and plate glass, equipment and machinery constituting fixtures, unless such repairs of replacements are required as a result of the negligence, misconduct or intentional acts or omissions of Landlord, its agent(s), employee(s) or invitee(s) in which event Landlord shall be responsible for such repairs. At the end of the Term, Tenant shall return the Premises to Landlord in as good condition as they were when received, excepting only normal wear and tear, acts of God and repairs required to be made by Landlord hereunder. Tenant's duty to maintain the HVAC system shall specifically include the duty to enter into and maintain at Tenant's sole expense during the entire term of this Lease a contract for the routine and periodic maintenance and regular inspection of such HVAC system, the replacement of filters as recommended and the performance of other recommended periodic servicing in accordance with applicable manufacturer's standards and recommendations. Such contract: (a) shall be with a reputable contractor reasonably satisfactory to Landlord; (b) shall satisfy the requirements for routine and periodic maintenance, if any, necessary to keep all applicable manufacturer's warranties in full force and effect; and (c) shall provide that in the event this Lease expires or is earlier terminated for any reason whatsoever that said contract shall be immediately terminable by Landlord or Tenant without any cost, expense or other liability on the part of Landlord. Notwithstanding the foregoing and except as set forth below, Tenant shall have no obligation to make repairs or replacements of a capital nature to the Premises or its HVAC or utility systems, unless the need for such repair arises from the neglect, willful misconduct or abuse of Tenant, its employees, agents or contractors. Landlord shall be responsible for all such capital maintenance and repairs at Landlord's expense; provided, however, Landlord shall be entitled to amortize the cost of such capital improvements over the useful life of such improvement, and Tenant shall reimburse Landlord for such amortized cost annually in the form of Additional Rent.

     11.  TRADE FIXTURES AND EQUIPMENT.
          ----------------------------

     Prior to installation, Tenant shall furnish to Landlord notice of all trade fixtures and equipment of a permanent nature which it intends to install within the Premises and the installation of same shall be subject to Landlord's consent, not to be unreasonably withheld. So long as no Event of Default has occurred and is continuing hereunder, any trade fixtures and equipment installed in the Premises at Tenant's expense and identified by Tenant in notice to Landlord shall remain Tenant's personal property and Tenant shall have the right at any time during the Term to remove such trade fixtures and equipment. Upon removal of any trade fixtures or equipment, Tenant shall immediately restore the Premises to substantially the same condition in which it existed when received by Tenant, ordinary wear and tear, condemnation and acts of God alone excepted. Any trade fixtures not removed by Tenant at the expiration or an earlier termination of the Lease shall, at Landlord's sole election, either (i) become the property of Landlord, in which event Landlord shall be entitled to handle and dispose of same in any manner Landlord deems fit without any liability or obligation to Tenant or any other third party with respect thereto, or (ii) be subject to Landlord's removing such property from the Premises and storing same, all at Tenant's expense and without any recourse against Landlord with respect thereto. Without limiting the generality of the foregoing, the following property shall in no event be deemed to be "trade fixtures" and Tenant shall not remove any such property from the Premises under any circumstances, regardless of whether installed by Landlord or Tenant: (a) any air conditioning, air ventilating or heating fixtures or air conditioning, air ventilating or heating equipment; (b) any lighting fixtures or lighting equipment; (c) any carpeting or other permanent floor coverings; (d) any paneling or other wall coverings; (e) plumbing fixtures and plumbing equipment; or (f) permanent shelving.

     12.  UTILITIES.
          ---------

     Tenant shall pay for all utilities or services related to its use of the Premises including without limitation electricity, gas, heat, water, sewer, telephone and janitorial services. To the extent that water and/or usage are not separately metered for the Premises, Tenant shall pay its proportionate share of the applicable charges therefor, with such proportionate share being as defined in subparagraph 3(c), and the manner for payment thereof shall be as set forth in subparagraph 3(f). Landlord shall not be responsible for the stoppage or interruption of utilities services other than as required by its limited covenant to repair and replace set forth above, nor shall Landlord be liable for any damages caused by or from the plumbing and sewer systems except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents.

     13. DAMAGE OR DESTRUCTION OF PREMISES.
         ---------------------------------

     If the Premises are damaged by fire or other casualty, but are not rendered untenantable for Tenant's business, either in whole or in part, Landlord shall cause such damage to be repaired without unreasonable delay and the Annual Rental shall not abate. If by reason of such casualty the Premises are rendered untenantable for Tenant's business, either in whole or in part, Landlord shall cause the damage to be repaired or replaced without unreasonable delay, and, in the interim, the Annual Rental shall be proportionately reduced as to such portion of the Premises as is rendered untenantable. Any such abatement of rent shall not, however, create an extension of the Term. Provided, however, if by
                                                     --------- -------
reason of such casualty, the Premises are rendered untenantable in some material portion, and Landlord, in its reasonable estimation, determines that the amount of time required to repair the damage using due diligence is in excess of one hundred eighty (180) days, then either party shall have the right to terminate this Lease by giving written notice of termination within thirty (30) days after the date of casualty, and the Annual Rental shall abate as of the date of such casualty in proportion to the part of the Premises rendered untenantable. Notwithstanding the foregoing, in the event the casualty giving rise to an election to terminate is caused by the negligence, misconduct or acts or omissions of Tenant or Tenant's Invitees, Tenant shall have no right to terminate this Lease. Notwithstanding the other provisions of this paragraph, in the event there should be a casualty loss to the Premises to the extent of fifty percent (50%) or more of the replacement value of the Premises or if the Premises is rendered untenantable for the conduct of Tenant's business operations during the last Lease Year of the Term or any extended term, as determined by Landlord in the exercise of its reasonable discretion, either party may, at its option, terminate this Lease by giving written notice within thirty (30) days after the date of the casualty and the Annual Rental shall abate as of the date of such notice. Except as provided herein, Landlord shall have no obligation to rebuild or repair in case of fire or other casualty, and no termination under this paragraph shall affect any rights of Landlord or Tenant hereunder because of prior defaults of the other party. Tenant shall give Landlord immediate notice of any fire or other casualty in the Premises.

     14.  GOVERNMENTAL ORDERS.
          -------------------

     Except as herein set forth regarding compliance of the physical structure of the Premises with the requirements of all applicable laws and regulations, including the Americans with Disabilities Act and the implementing regulations (the "ADA") as of the Commencement Date. Tenant agrees, at its own expense, to comply promptly with all requirements of any legally constituted public authority that may be in effect from time to time made necessary by reason of Tenant's use or occupancy of the Premises. Landlord agrees to comply promptly with any such requirements if not made necessary by reason of Tenant's use or occupancy. With regard to the physical Structure of the Premises and the Building, Landlord agrees to use good faith and due diligence to undertake those actions that are "readily achievable" (as such term is defined in the ADA) in order to attempt to bring the physical structure of the Premises and the Building in compliance with the applicable requirements of the ADA in effect as of the Commencement Date. If it is determined that for any reason Landlord shall have failed to cause the physical structure of the Premises and the Building to be brought into compliance with the ADA as of the Commencement Date (to at least the minimum extent required under applicable regulations then in effect), then Landlord, as its sole obligation, will take the action(s) necessary to cause the physical structure of the Premises to so comply, and Tenant acknowledges and agrees that Landlord has and shall have no other obligation or liability whatsoever to Tenant, or to anyone claiming by or through Tenant, regarding any failure of the Premises or the activities therein to comply with the applicable requirements of the ADA. Landlord and Tenant agree, however, that if in order to comply with any of the above requirements, the cost to Landlord or Tenant, as the case may be, shall exceed a sum equal to one (1) year's rent, then the party who is obligated to comply with such requirements is privileged to terminate this Lease by giving written notice of termination to the other party, which termination shall become effective sixty
(60) days after receipt of such notice, and which notice shall eliminate the necessity of compliance with such requirement by the party giving such notice, unless the party receiving such notice of termination shall, before termination becomes effective, pay to the party giving notice all costs of compliance in excess of one (1) year's rent, or secure payment of said sum in a manner satisfactory to the party giving notice. Notwithstanding anything contained herein to the contrary, it is agreed that: (a) Tenant is exclusively responsible for all compliance with all requirements of any legally constituted public authority in the event non-compliance-relates to Tenant's use of, or operations from, the Premises and (b) in the event of non-compliance for which Landlord is responsible. Landlord shall not be deemed in breach of this Lease if such non-compliance does not materially impair Tenant's use of the Premises or threaten or endanger the health or safety of Tenant or Tenant's Invitees or impose liability upon Tenant under the ADA.

     15.  MUTUAL WAIVER OF SUBROGATION.
          ----------------------------

     For the purpose of waiver of subrogation, the parties mutually release and waive unto the other all rights to claim damages, costs or expenses for any injury to property caused by a casualty or any other matter whatsoever in, on or about the Premises if the amount of such damage, cost or expense has been paid to such damaged party under the terms of any policy of insurance. All insurance policies carried with respect to this Lease, if permitted under applicable law, shall contain a provision whereby the insurer waives, prior to loss, all rights of subrogation against either Landlord or Tenant.

     16.  SIGNS AND ADVERTISING.
          -------------------

     (a) Landlord will install, at Tenant's expense, a tenant identification sign for Tenant in accordance with Building standards, such sign to be located at or near the Tenant's front entrance to the Premises within the Building. In addition, Landlord agrees to install, at Tenant's expense, a suite identification sign of size, style and material reasonably acceptable to Landlord at or near the rear entrance to the Premises.

     (b) In order to provide architectural control for the Building and Business Park, Tenant shall not install any exterior signs, marquees, billboards, outside lighting fixtures and/or other decorations on `the Premises. Landlord shall have the right to remove any such sign or other decoration and restore fully the Premises at the cost and expense of Tenant if any such exterior work is done without Landlord's prior written approval, which approval Landlord shall be entitled to withhold or deny in its sole discretion. Tenant shall not permit, allow or cause to be used in, on or about the Premises any sound production devices, mechanical or moving display devices, bright lights, or other advertising media, the effect of which would be visible or audible from the exterior of the Premises.

     17.  INDEMNIFICATION AND LIABILITY INSURANCE.
          ---------------------------------------

     (a) Tenant shall indemnify and save Landlord harmless against any and all claims, suits, demands, actions, fines, damages, and liabilities, and all costs and expenses thereof (including without limitation reasonable attorneys' fees) arising out of injury to persons (including death) or tangible property occurring in, on or about, or arising out of the Premises or other areas in the Building if caused or occasioned wholly or in part by any act(s) or omission(s) of Tenant or Tenant's Invitees, except if caused by any act(s) or omission(s) on the part of Landlord. The non-prevailing party shall also pay all costs, expenses and reasonable attorneys' fees that may be incurred by the prevailing party in enforcing the agreements of this Lease, whether incurred as a result of litigation or otherwise. Tenant shall give Landlord immediate notice of any such happening causing injury to persons or tangible property,

     (b) At all times during the term of this Lease, Tenant shall at its own expense keep in force adequate public liability insurance under the terms of a commercial general liability policy (occurrence coverage) in the amount of not less than One Million and No/lOO Dollars ($1,000,000.00) single limit and Two Million and No/lOO Dollars ($2,000,000.00) aggregate coverage with such company(ies) rated B+1X or better in the most current issue of Best's Insurance Reports and licensed to do business in the State of North Carolina and naming Landlord as an additional insured (and, if requested by Landlord from time to time, naming Landlord's mortgagee as an additional insured). Such insurance shall include, without limitation, personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease. Tenant shall first furnish to Landlord certificates of insurance evidencing the required coverage prior to the Commencement Date and thereafter prior to each policy renewal date. All policies required of Tenant hereunder shall contain a provision whereby the insurer is not allowed to cancel or change materially the coverage without first giving thirty (30) days' written notice to Landlord.

     (c) Landlord shall keep in force during the Term insurance in the same amounts as set forth in subparagraph (b) above covering the Common Areas of the Building.

     18.  LANDLORD'S RIGHT OF ENTRY.
          -------------------------

     Landlord, and those persons authorized by it, shall have the right to enter the Premises at all reasonable times and upon reasonable notice for the purposes of making repairs, making connections, installing utilities, providing services to the Premises or for any other tenant, making inspections or showing the same to prospective tenants (during the last six (6) months of the Term or at any time after Tenant has, vacated the Premises), purchasers and/or tenders, as well as at any time in the event of emergency involving possible injury to property or persons in or around the Premises or the Building.

     19.  EMINENT DOMAIN
          --------------

     If any substantial portion of the Premises is taken under the power of eminent domain (including any conveyance made in lieu thereof) or if such taking shall materially impair the normal operation of Tenant's business, then either party shall have the right to terminate this Lease by giving written notice of such termination within thirty (30) days after such taking. If neither party elects to terminate this Lease, Landlord shall repair and restore the Premises to the best possible tenantable condition and the Annual Rental shall be proportionately and equitably reduced as of the date of the taking. All compensation awarded for any taking (or the proceeds of a private sale in lieu thereof) shall be the property of Landlord whether such award is for compensation for damages to the Landlord's or Tenant's interest in the Premises, and Tenant hereby assigns all of its interests in any such award to Landlord; provided, however,

Landlord shall not have any interest in any separate award made to Tenant for loss of business, moving expense or the taking of Tenant's trade fixtures or equipment if a separate award for such items is made to Tenant and if such separate award does not reduce the award to Landlord.

     20.  EVENTS OF DEFAULT AND REMEDIES.
          ------------------------------

     (a) Upon the occurrence of any one or more of the following events (the "Events of Default," any one an "Event of Default"), the party not in default shall have the right to exercise any rights or remedies available in this Lease, at law or in equity. Events of Default shall be:

          (1) Tenant's failure to pay any rental or other sum of money payable hereunder within five (5) business days after written notice thereof, provided Tenant shall not be entitled to more than two (2) such notices per Lease Year;

          (ii) Failure by either party to perform any other of the terms, covenants or conditions contained in this Lease if not remedied within thirty (30) days after receipt of written notice thereof, or if such default cannot be remedied within such period, such party does not within thirty (30) days after written notice thereof commence such act or acts as shall be necessary to remedy the default and shall not thereafter diligently prosecute such cure and complete such act or acts within ninety
     (90) days after written notice thereof;

          (iii) Tenant shall become bankrupt or insolvent, or file any debtor proceedings, or file pursuant to any statute a petition in bankruptcy or insolvency or for reorganization, or file a petition for the appointment of a receiver or trustee for all or substantially all of Tenant's assets and such petition or appointment shall not have been set aside within sixty
     (60) days from the date of such petition or appointment, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement; or

          (iv) Tenant allows its leasehold estate to be taken under any writ of execution and such writ is not vacated or set aside within thirty (30) days.

     (b) In addition to its other remedies, Landlord, upon an Event of Default by Tenant, shall have the immediate right, after any applicable grace period expressed herein, to terminate and cancel this Lease and/or terminate Tenant's right of possession, to reenter and remove all persons and properties from the Premises and store all such property (without liability therefor) at Tenant's expense for a reasonable period of time, after which Landlord may dispose of such property as it deems fit, all without being guilty of trespass or being liable for any damages caused thereby. If Landlord reenters the Premises, it may either terminate this Lease or, from time to time without terminating this Lease, terminate Tenant's right of possession and make such alterations and repairs as may be necessary or appropriate to relet the Premises and relet the Premises upon such terms and conditions as Landlord deems advisable without any responsibility on Landlord whatsoever to account to Tenant for any surplus rents collected. No retaking of possession of the Premises by Landlord shall be deemed as an election to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant at the time of reentry; but, notwithstanding any such reentry or reletting without termination, Landlord may at any time thereafter elect to terminate for such previous default. In the event of an elected termination by Landlord, whether before or after reentry, Landlord may recover from Tenant damages. including the costs of recovering the Premises and any costs incurred in reletting the Premises, and Tenant shall remain liable to Landlord for the total Annual Rental (which may at Landlord's election be accelerated to be due and payable in full as of the Event of Default and recoverable as damages in a lump sum) as would have been payable by Tenant hereunder for the remainder of the term discounted at the Prime Rate to its then present value, less the rentals actually received from any reletting or, at Landlord's election, less the reasonable rental value of the Premises for the remainder of the Term discounted at the Prime Rate to its then present value. In determining the Annual Rental which would be payable by Tenant subsequent to default, the Annual Rental for each Lease Year of the unexpired term shall be equal to the Annual Rental payable by Tenant for the last Lease Year prior to the default. If any rent owing under this Lease is collected by or through an attorney, Tenant agrees to pay Landlord's reasonable attorneys' fees to the extent allowed by applicable law. Landlord shall be required to reasonably mitigate its damages.

     (c) In the event Tenant vacates, abandons or fails to operate in the Premises, or any substantial part thereof, for a period of sixty (60) consecutive days any time during the Term, Landlord may elect at any point thereafter to terminate this Lease upon written notice to Tenant and recapture possession of the Premises, in which event the parties hereto shall have no further rights or obligations hereunder except for those obligations accruing prior to the effective date of said termination.

     21. SUBORDINATION.
         -------------

     This Lease is subject and subordinate to any and all mortgages or deeds of trust currently existing on the property of which the Premises is a part, and this clause shall be self-operative without any further instrument necessary to effect such subordination; however, if requested by Landlord, Tenant shall promptly execute and deliver to Landlord any such certificate(s) in a commercially reasonable form as Landlord may reasonably request evidencing the subordination of this Lease to or the assignment of this Lease as additional security for such mortgages or deeds of trust; provided, further, upon Tenant's request, Landlord shall use reasonable efforts to obtain a non-disturbance agreement in a commercially reasonable form from any such mortgagee, trustee or beneficiary currently having an interest in all or any portion of the Premises. Subject to the condition precedent that Landlord provide Tenant with a non-disturbance agreement in a commercially reasonable form in favor of Tenant from any mortgagee, trustee or beneficiary, this Lease shall be subject and subordinate to any mortgage or deed of trust which may hereafter encumber the property of which the Premises is a part. Tenant's obligations under this Lease shall continue in full force and effect notwithstanding any such default proceedings under a mortgage or deed of trust and shall attorn to the mortgagee, trustee or beneficiary of such mortgage or deed of trust, and their successors or assigns, and to the transferee under any foreclosure or default proceedings and subject to the terms of the non-disturbance agreement, the mortgagee, trustee or beneficiary or their successors or assigns shall be bound by all of the obligations of Landlord under this Lease which accrue after such foreclosure or default proceeding. Tenant will, upon request by Landlord, execute and deliver to Landlord or to any other person designated by Landlord, any instrument or instruments in a commercially reasonable form required to give effect to the provisions of this paragraph.

     22. ASSIGNING AND SUBLETTING.
         ------------------------

     Except with respect to an assignment or sublease to a Tenant Affiliate (as hereinafter defined) which shall only require thirty (30) days' advance written notice to Landlord, Tenant shall not assign, sublet, mortgage, pledge or encumber this Lease, the Premises, or any interest in the whole or in any portion thereof, directly or indirectly, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. In the event of any assignment, sublease, mortgage, pledge or encumbrance, Tenant shall: (i) remain primarily liable for the performance of all terms of this Lease, (ii) pay all reasonable costs, including without limitation, attorney's fees, incurred by Landlord in connection with such assignment, sublease or mortgage, and (iii) except in the event of an assignment or sublease to a Tenant Affiliate, pay to Landlord one-half (1/2) of any rental or any fees or charges received by Tenant (less any reasonable, actual expenses incurred by Tenant in connection with the assignment, sublease or mortgage) in excess of the Annual Rental payable to Landlord hereunder as further rental under this Lease. Landlord's consent to one assignment or sublease will not waive the requirement of its consent to any subsequent assignment or sublease as required herein. For purposes of this Paragraph 21, a Tenant Affiliate shall mean an entity owned or controlled by Tenant or which owns or controls Tenant or any entity which results from a merger or consolidation with Tenant and for purposes hereof, "owned or controlled by" shall mean ownership of more than a fifty percent (50%) interest in such entity.

     If Landlord's consent to an assignment of this Lease or subletting of all or a part of the Premises is required, Tenant shall submit to Landlord, in writing, (i) the name of the proposed assignee or sublessee, (ii) current financial statements, if any, available to Tenant disclosing the financial condition of the proposed assignee or subtenant, (iii) the nature of the business of the proposed assignee or sublessee, and its proposed use of the Premises (any assignment or subletting being subject to restrictions on use contained in this Lease, the violation of which by the proposed assignee or sublessee shall constitute absolute grounds for Landlord's denial of the requested assignment or subletting, such grounds not being the exclusive grounds for denial under clause (iii)) and (iv) the proposed commencement date of the assignment or subletting, together with a copy of the proposed assignment or sublease. Within fifteen (15) days after its receipt of such notice, Landlord shall either approve or disapprove such proposed assignment or sublease in writing. Landlord's failure to notify Tenant within such fifteen (15) day period shall be deemed an approval of such proposal.

     Notwithstanding anything in this Lease to the contrary, Tenant further agrees that any assignment or sublease shall be subject to the following additional limitations: (i) in no event may Tenant assign this Lease or sublet all or any portion of the Premises to an existing Tenant of the Business Park or its subtenant or assignee (unless Landlord consents to such assignment or sublease); (ii) in no event shall the proposed subtenant or assignee be a person or entity with whom Landlord or its agent is negotiating and to or from whom Landlord, or its agent, has given or received any written or oral proposal within the past six (6) months regarding a lease of space in the Business Park; and (iii) Tenant shall not publicly advertise the rate for which Tenant is willing to sublet the Premises; and all public advertisements of the assignment of the Lease or sublet of the Premises, or any portion thereof, shall be subject to prior written approval by Landlord, such approval not to be unreasonably withheld or delayed. Said public advertisement shall include, but not be limited to, the placement or display of any signs or lettering on the exterior of the Premises or on the glass or any window or door of the Premises or in the interior of the Premises if it is visible from the exterior.

     23. TRANSFER OF LANDLORD'S INTEREST.
         -------------------------------

     If Landlord shall sell, assign or transfer all or any part of its interest in the Premises or in this Lease to a successor in interest which expressly assumes the obligations of Landlord hereunder, then Landlord shall thereupon be released or discharged from all covenants and obligations accruing thereafter, and Tenant shall look solely to such successor in interest for performance of all of Landlord's obligations and such successor shall be obligated to perform all of Landlord's obligations under this Lease which accrue after the date of such transfer. Tenant's obligations under this Lease shall in no manner be affected by Landlord's sale, assignment, or transfer of all or any part of such interest(s) of Landlord, and Tenant shall thereafter attorn and look solely to such successor in interest as the Landlord hereunder.

     24. COVENANT OF QUIET ENJOYMENT.
         ---------------------------

     Landlord represents that it has full right and authority to lease the Premises and Tenant shall peacefully and quietly hold and enjoy the Premises for the full term hereof so long as no Event of Default occurs hereunder.

     25. ESTOPPEL CERTIFICATES.
         ---------------------

     Within twenty (20) business days after a request by Landlord. Tenant shall deliver a written estoppel certificate, in form supplied by or acceptable to Landlord, certifying any facts that are then true with respect to this Lease, including without limitation that this Lease is in full force and effect, that no Event of Default exists on the part of Landlord or Tenant, that Tenant is in possession, that Tenant has commenced the payment of rent, and that Tenant claims no defenses or offsets with respect to payment of rentals under this Lease. Likewise, within ten (10) business days after a request by Tenant, Landlord shall deliver to Tenant a similar estoppel certificate covering such matters as are reasonably required by Tenant.

     26. PROTECTION AGAINST LIENS.
         ------------------------

     Tenant shall do all things necessary to prevent the filing of any mechanics', materialmen's or other types of liens whatsoever, against all or any part of the Premises by reason of any claims made by, against, through or under Tenant. If any such lien is filed against the Premises, Tenant shall either cause the same to be discharged of record within thirty (30) days after notice of filing or, if Tenant in its discretion and in good faith determines that such lien should be contested, it shall furnish such security as may be necessary to prevent any foreclosure proceedings against the Premises during the pendency of such contest. If Tenant shall fail to discharge such lien within said time period or fail to furnish such security, then Landlord may at its election, in addition to any other right or remedy available to it, discharge the lien by paying the amount claimed to be due or by procuring the discharge by giving security or in such other manner as may be allowed by law. If Landlord acts to discharge or secure the lien then Tenant shall immediately reimburse Landlord for all sums paid and all costs and expenses (including reasonable attorneys' fees) incurred by Landlord involving such lien together with interest on the total expenses and costs at an interest rate equal to the Prime Rate plus two percent (2%).

     27. MEMORANDUM OF LEASE.
         -------------------

     If requested by Tenant, Landlord shall execute a recordable Memorandum or Short Form Lease, prepared at Tenant's expense, specifying the exact term of this Lease and such other terms as the parties shall mutually determine.

     28. FORCE MAJEURE.
         -------------

     In the event Landlord or Tenant shall be delayed, hindered or prevented from the performance of any act required hereunder, by reason of governmental restrictions, scarcity of labor or materials, strikes, fire, or any other reasons beyond its reasonable control, the performance of such act shall be excused for the period of delay, and the period for performance of any such act shall be extended as necessary to complete performance after the delay period. However, the provisions of this paragraph shall in no way be applicable to Tenant's obligations to pay Annual Rental or any other sums, monies, costs, charges or expenses required by the Lease.

     29. REMEDIES CUMULATIVE--NONWAIVER.
         ------------------------------

     Unless otherwise specified in this Lease, no remedy of Landlord or Tenant shall be considered exclusive of any other remedy, but each shall be distinct, separate and cumulative with other available remedies. Each remedy available under this Lease or at law or in equity may be exercised by Landlord or Tenant from time to time as often as the need may arise. No course of dealing between Landlord and Tenant or any delay or omission of Landlord or Tenant in exercising any right arising from the other party's default shall impair such right or be construed to be a waiver of a default.

     30. HOLDING OVER.
         ------------

     If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term, whether with or without Landlord's acquiescence, Tenant shall be deemed only a tenant at will and there shall be no renewal of this Lease without a written agreement signed by both parties specifying such renewal. The "monthly" rental payable by Tenant during any such tenancy at will period shall be one hundred fifty percent (150%) of the monthly installments of Annual Rental payable during the final Lease Year immediately preceding such expiration. Tenant shall also remain liable for any and all damages, direct and consequential, suffered by Landlord as a result of any holdover without Landlord's unequivocal written acquiescence.

     31. NOTICES.
         -------

     Any notice allowed or required by this Lease shall be deemed to have been sufficiently served if the same shall be in writing and placed in the United States mail, via certified mail or registered mail, return receipt requested, with proper postage prepaid or delivered by a nationally recognized overnight courier, and addressed as follows:

     AS TO LANDLORD:    Petula Associates, Ltd.
                        Commercial Real Estate Equities
                        711 High Street
                        Des Moines, IA 50392

     Attention:         Bruce K. Bruene

     WITH A COPY TO:    Tri Properties
                        Yorkshire Property Manager
                        1009 Slater Road, Suite 110
                        Durham, NC 27703

     Attention:         David M. Adams

     AS TO TENANT:      Circuit City Stores, Inc.
                        9950 Mayland Drive
                        Richmond, VA 23233

     Attention:         Vice President--Real Estate

     WITH A COPY TO:    Circuit City Stores, Inc.
                        9950 Mayland Drive
                        Richmond, VA 23233

     Attention:         Corporate Secretary

     The addresses of Landlord and Tenant and the party, if any, to whose attention a notice or copy of same shall be directed may be changed or added from time to time by either party giving notice to the other in the prescribed manner.

      32. LEASING COMMISSION.
          ------------------

     Landlord and Tenant represent and warrant each to the other that they have not dealt with any broker(s) or any other person claiming any entitlement to any commission in connection with this transaction except Corporate Realty Advisors (the "Broker"). Landlord and Tenant agree to indemnify and save each other harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys' fees, for any leasing commissions or other commissions, fees, charges or payments resulting from or arising out of their respective actions in connection with this Lease except as to Broker. Landlord agrees to be responsible for the leasing commission due Broker pursuant to a separate written agreement between Landlord and Broker, and to hold Tenant harmless respecting same.

     33.  MISCELLANEOUS.
          -------------

     (a)  Rules and Regulations.
          ---------------------

     Landlord shall have the right from time to time to prescribe reasonable rules and regulations (the "Rules and Regulations") for Tenant's use of the Premises and the Building. A copy of Landlord's current Rules and Regulations respecting the Premises and the Building is attached hereto as Exhibit "D".
                                                               -----------
Tenant shall abide by and actively enforce on all its employees, agents, invitees and licensees such regulations including without limitation rules governing parking of vehicles in designated areas, provided Tenant has received written copies of such regulations and any amendments or revisions thereto.

     (b)  Evidence of Authority.
          ---------------------

     If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence and good standing of Tenant and the authority of any parties signing this Lease to act for Tenant.

     (c) Limitation of Landlord's Liability.
         ----------------------------------

     If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed within thirty (30) days (unless another time period is set forth hereinafter) after written notice from Tenant (unless such condition is incapable of being cured within said thirty (30) day period, in which event it shall not be deemed a default so long as Landlord is diligently pursuing the completion of same), and, as a consequence of such default, Tenant shall recover a mony judgment against Landlord, such judgment shall be satisfied solely out of the interest of Landlord in the Building

(including rents and profits therefrom); and neither Landlord nor, if Landlord be a partnership, any of the partners comprising Landlord shall have any personal liability for any deficiency. It is understood and agreed that in no event shall Tenant or any person claiming by or through Tenant have the right to levy execution against any property of Landlord other than its interest in the Building as hereinbefore expressly provided.

     (d) Nature and Extent of Agreement.
         ------------------------------

     This Lease, together with all exhibits hereto, contains the complete agreement of the parties concerning the subject matter, and there are no oral or written understandings, representations, or agreements pertaining thereto which have not been incorporated herein. This Lease creates only the relationship of landlord and tenant between the parties, and nothing herein shall impose upon either party any powers, obligations or restrictions not expressed herein. This Lease shall be construed and governed by the laws of the state in which the Premises are located.

     (e) Binding Effect.
         --------------

     This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Lease shall not be binding on Landlord until executed by a Vice President of Landlord and delivered to Tenant. No amendment or modification to this Lease shall be binding upon Landlord unless same is in writing and executed by a Vice President of Landlord.

     (f) Captions and Headings.
         ---------------------

     The captions and headings in this Lease are for convenience and reference only, and they shall in no way be held to explain, modify, or construe the meaning of the terms of this Lease.

     (g) Security Deposit. [Intentionally Deleted]
         ----------------

     (h) Right to Relocate. [Intentionally Deleted]
         -----------------

     (i) Lease Review.
         ------------

     The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon execution and delivery by Landlord and Tenant.

     (j) Principal Mutual Approval. [Intentionally Deleted]
         -------------------------

     34. SEVERABILITY.
         ------------

     If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law notwithstanding the invalidity of any other term or provision hereof.

     35. REVIEW OF DOCUMENTS.
         -------------------

     If, following the execution of this Lease, either party hereto requests that the other party execute any document or instrument that is other than (i) a document or instrument the form of which is attached hereto as an exhibit, (ii) a document that solely sets forth facts or circumstances that are then existing
                ------
and reasonably ascertainable by the requested party with respect to the lease, or (iii) amendments to this Lease or other standard business documents reviewed by either party in the ordinary course of its business, then the party making such request shall be responsible for paying the out-of-pocket costs and expenses, including without limitation, the attorneys fees, incurred by the requested party in connection with the review (and, if applicable, the negotiations) related to such document(s) or instrument(s), regardless of whether such document(s) or instrument(s) is (are) ever executed by the requested party. In the event the requesting party is Tenant, all such costs and expenses incurred by Landlord in connection with its review and negotiation of any such document(s) or instrument(s) shall be deemed to be additional rental due hereunder and shall be payable by Tenant promptly upon demand.

     IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and sealed pursuant to authority duly given as of the day and year first above written.

                                   "LANDLORD"

                                   PETULA ASSOCIATES, LTD.


                                   By: /s/ Frank G. Sullivan
                                       --------------------------------
                                       FRANK G. SULLIVAN
                                       Vice President

                                   "TENANT"

                                   CIRCUIT CITY STORES, [NC.

                                   By: /s/ Benjamin B. Cummings, Jr.
                                       --------------------------------
                                       Vice President

STATE OF  Iowa

COUNTY OF Palk

     This 3rd day of September, 1997, personally came before me Frank Sullivan, who, being by me duly sworn, says that he is Vice President of Petula Associates, Ltd., an Iowa corporation, and that said writing was signed by him, in behalf of said corporation by its authority duly given, and acknowledged the said writing to be the act and deed of said corporation.

                                           /s/ Jeanne K. Prue
                                           ----------------------------
                                                   Notary Public
[NOTARIAL SEAL]

My Commission expires:

[STAMP]

STATE OF  VIRGINIA

COUNTY OF HENRICO

     This 1/st/ day of August, 1997, personally came before me Benjamin B. Cummings, Jr. who, being by me duly sworn, says that he is Vice President of CIrcuit City Stores, Inc., and that said writing was signed by him, in behalf of said corporation, by its authority duly given, and acknowledged the said writing to be the act and deed of said corporation.

                                           /s/ Joyce C. Woodson
                                           ------------------------------
                                                   Notary Public
[NOTARIAL SEAL]

My Commission expires:

     5/31/99
--------------------------

                                  EXHIBIT "A"
                                  -----------

                      LEGAL DESCRIPTION OF BUILDING SITE


                               [TO BE SUPPLIED)

                                  [SITE PLAN]

Royal Center

Imperial Center, North Carolina

                                  EXHIBIT "B"
                                  ----------

                     (ATTACH PORTION OF PLANS AND OUTLINE
             THE PREMISES IN RED INK FOR IDENTIFICATION PURPOSES)

                                  [SITE PLAN]
                               BUILDING 300 PLAN

                                  EXHIBIT "C"

                            [INTENTIONALLY DELETED]

                                  EXHIBIT "D"

                             RULES AND REGULATIONS

     The following rules and regulations have been adopted by the Landlord for the care, protection and benefit of the Building and for the general comfort and welfare of the tenants. These Rules and Regulations shall remain in full force and effect until Tenant is notified in writing by Landlord of any changes and amendments. To the extent any if the Rules and Regulations set forth herein are inconsistent with the provisions of the Lease, the terms and conditions of the Lease shall prevail.

     1. The sidewalks, entrances, halls, passages, elevators and stairways shall not be obstructed or used by Tenant for any other purpose than for ingress and egress. All loading and unloading of goods, furniture, fixtures, equipment and supplies shall be done only in areas and through entrances designated for such purposes.

     2. Toilet rooms and other plumbing facilities shall not be used for any purpose other than those for which they are constructed and no foreign substance of any kind shall be disposed of therein. All repairs required due to breakage, stoppage or damage resulting from a violation of this provision shall be at Tenant's sole expense.

     3. Tenant shall not do anything in the Premises, or bring or keep anything therein, which shall in any way conflict with any law, ordinance, rule or regulation affecting the occupancy and use of the Premises, which are or may hereafter be enacted or promulgated by any public authority or by the Board of Fire Underwriters.

     4. Tenant shall at all times maintain an adequate number of suitable fire extinguishers on the Premises for use in case of local fires, including electrical fires.

     5. Tenant shall keep the Premises heated at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

     6. Except as otherwise expressly permitted in the Lease, trucks shall not be allowed to remain overnight in the common area whether loaded, unloaded or otherwise, without Landlord's prior written consent.

     7. All garbage and refuse shall be placed for collection in containers specified by Landlord outside the Premises or Building. Tenant shall pay the cost or removal of any of Tenant's refuse or rubbish.

     8. Tenant shall, at Tenant's expense, provide for regular pest extermination to the Premises and shall provide Landlord with a copy of such extermination contract.

     9. In order to insure proper use and care of the Premises, neither the Tenant nor agent nor employee of Tenant shall:

          (a) Allow any furniture, packages or articles of any kind to remain in corridors except for short periods incidental to moving same in or out of Building or to cleaning or rearranging occupancy of leased space.

     (b) Mark or defile elevators, toilet rooms, walls, windows, doors or any part of the Building.

     (c)  Except for "seeing-eye" dogs, keep animals or birds on the Premises.

     (d) Deposit waste paper, dirt of other substances in corridors, stairways, elevators, toilets, restrooms, or any other part of the Building not leased by Tenant.

     (e) Except for pictures, wall hangings and other customary decorations and items which would not cause permanent damage to the structural elements of the Building, fasten any article, drill holes, drive nails or screws into walls, floors, doors, or partitions or otherwise mark or deface them by paint, papers or otherwise, without Landlord's prior written consent.

     (f) Operate any machinery within the Building except customary warehouse, training and office equipment, such as computers, dictaphones, calculators, electric typewriters, televisions, video cassette recorders and the like. Special equipment or machinery used in the trade or profession of the Tenant may be operated only with Landlord's prior written consent.

     (g) Leave Premises unoccupied without locking all exterior doors and turning off all water outlets.

     (h) Burn any trash, refuse, debris or garbage of any kind in or about the Premises or Building.

     (i) Attach awnings, air conditioning units or other fixtures to the outside walls or window sills, or otherwise affix such so as to project from the Premises or Building without Landlord's prior written consent.

     (j) Except for Tenant's installation of a key card security system, install additional locks or bolts of any kind on any doors or windows of the Premises without Landlord's prior written consent. On the termination of Tenant's tenancy, Tenant shall deliver to Landlord all keys to the Premises, either furnished to or otherwise procured by Tenant.

     (k) Install or operate any engine, boiler, machinery, or stove, or use oil or any burning fluid (other than gas) for heating, warming or lighting, or use any lighting other than incandescent or fluorescent electric lights, on the premises without Landlord's prior written consent. All stoves permitted in the Premises shall be placed and installed according to city ordinances. No articles deemed extra hazardous on account of fire, and no explosives, shall be brought into the Premises.

     (l) Use loudspeakers, televisions, radios or other devices in such a manner as to be heard outside the Premises, or make, or permit to be made, any unseeming or disturbing noises, nuisance or other activity objectionable to other tenants.

     (m) Use the Premises for the purpose of lodging or sleeping rooms, or for any illegal purposes.

     (n) Install any aerial, antenna, satellite dish or other equipment or structure on the roof or exterior wall of the Premises, or on the grounds without, in each instance, the prior written consent of Landlord. Any installation so made without such prior written consent shall be subject to removal without notice at any time, at Tenant's expense.

     10. Landlord shall have the right to prohibit any advertising by Tenant which, in its opinion, shall damage the reputation of the Building or its desirability, and upon written notice from Landlord, Tenant shall discontinue any such advertising.

     11. Except for deliveries in the ordinary course of Tenant's business, Landlord reserves the right to designate the time when and method whereby freight, furniture, safes, goods, merchandise and other articles may be brought into, moved or taken from the Building and the Premises leased by Tenant; and workmen employed, designated or approved by Landlord must be employed by Tenants for repairs, painting, material moving and other similar work that may be done on the Premises.

     12. Tenant will reimburse Landlord for the cost of repairing any damage to the Premises or other parts of the Building caused by Tenant or the agents or employees of Tenant, including replacing any glass broken.

     13. Tenant shall not install in the Premises any metal safes or permit any concentration of excessive weight in any portion thereof without first having obtained the written permission of Landlord.

     14. Landlord reserves the right at all times to exclude newsboys, loiterers, vendors, solicitors and peddlers, from the Building or common area and to require registration, satisfactory identification and credentials from all person seeking access to any part of the Building or common area outside of ordinary business hours. Ordinary business hours shall mean Monday through Friday, 8:00 a.m. to 6:00 p.m., except on legal holidays. Landlord shall exercise its best judgment in the execution of such control but shall not be held liable for the granting or refusal of such access. Landlord reserves the right to exclude the general public from the building after ordinary business hours and on weekends and holidays.

     15. The attaching of wires to the outside of the Building is absolutely prohibited, and no wires shall be run or installed in any part of the Building without the Landlord's permission and direction.

     16. Requests for services of janitors or other Building employees must be made to the Landlord. Agents or employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

     17. Signs or any other Tenant identification shall be in accordance with building standard signage. No signs of any nature shall be placed in the windows so as to be visible from the exterior of the Building. All signs not approved in writing by Landlord shall be subject to removal without notice.

     18. Except as otherwise set forth in the Lease, any improvements or alterations to the Premises by Tenant shall be approved in advance by Landlord and all such work, if approved, shall be done at Tenant's sole expense under the supervision of Landlord.

     19. Tenant shall have a non-exclusive right to use of all driveways and parking areas designated for Tenant and Tenant's employees, if deemed necessary by Landlord.

     20. If additional drapes or window decorations are desired by Tenant, they shall be approved by Landlord and installed at Tenant's expense under the direction of Landlord. Lining on drapes visible from the exterior shall be of a color approved by Landlord.

     21. The possession of weapons, including concealed handguns, is strictly forbidden on the Premises and Building.

     22. Tenant shall not use nor permit the use of the common area by its employees, agents or invitees for the purpose of displaying or selling personal property, automobiles, equipment, furniture, fixtures, merchandise or any other item whether owned by Tenant or its employees, agents or invitees.

     23. Landlord reserves the right to rescind, amend, alter or waive any of the foregoing rules and regulations at any time in a reasonable and nondiscriminatory manner, or make such other reasonable and non-discriminatory rules and regulations as, in its sole judgment it deems necessary, desirable or proper for its best interest and for the best interests of the tenants, or as may from time to time be necessary for the safety, care and cleanliness of the Premises, the Building or adjacent areas, and for the preservation of good order therein. Any such recission, amendment, alteration or waiver of any rules or regulations or creation of any such new rules or regulations shall be effective five (5) days after all tenants have been given written notice thereof. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of these rules and regulations at any time.

                                  EXHIBIT "E"
                                  -----------

                              TENANT IMPROVEMENTS

Landlord will supervise the design, construction and installation of the initial Tenant Improvements in the Premises in accordance with the Plans. In the event that either prior to the commencement of the installation of the Tenant Improvements or at any time during or following the installation of the Tenant Improvements, Tenant requests any change to the aforementioned Plans which has resulted or might result in an increase in the cost of the installation of such Tenant Improvements, Tenant shall promptly deliver the necessary funds to defray such excess cost to Landlord no later than thirty (30) days after Landlord demands same. Notwithstanding the foregoing, any change order(s) requested by Tenant which will result in an increase in the cost of the construction and installation of the Tenant Improvements shall be agreed to in advance by Landlord and Tenant, and Tenant shall be obligated to pay Landlord any increase in the cost of the construction and installation of the Tenant Improvements.

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

                                  EXHIBIT "F"
                                  -----------

                                  FINAL PLANS

                       (To be appended to the Lease upon
                   approval of same by Landlord and Tenant)

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

                                  EXHIBIT "G"
                                  -----------

1.   Notice and Exercise. Provided no Event of Default has occurred and is
     -------------------
     continuing under this Lease, Tenant is hereby granted the option to extend the Term once for an additional period of five (5) years (the "Extenstion Term") commencing upon the expiration of the initial Term on the same terms and conditions (except as provided in this Section) as contained in the other provisions of this Lease. This option shall be exercised only by delivery of written notice (the "Renewal Notice") to Landlord no later than seven (7) months prior to the scheduled Expiration Date referred to in Paragraph 2 of this Lease. The Minimum Rental for the Premises shall be the greater of: (i) the Minimum Rental during the last Lease Year of the initial Term, or (ii) the then fair market rental ("Market Rate") applicable to the Premises. Upon Landlord's receipt of Tenant's election to extend the Term as herein provided, Landlord shall notify Tenant in writing of Landlord's determination of the Minimum Rental for the Extension Term. If Tenant disagrees with the Minimum Rental specified by Landlord for the Extension Term, and Landlord and Tenant cannot, using good faith reasonable efforts, agree upon a mutually acceptable Minimum Rental for the Extension Term, Tenant may, as Tenant's sole right and remedy, revoke its election to extend the Term by so notifying Landlord in writing within thirty (30) days following Landlord's receipt of the Renewal Notice (the "Tenant Review Period"). In the event Landlord and Tenant cannot agree upon a mutually acceptable Minimum Rental for the Extension Term and Tenant fails to revoke its election to extend the Term prior to the expiration of the Tenant Review Period, the Minimum Rental for the Extension Term shall be determined in accordance with Section 2 hereunder, and such determination shall be final and binding upon both Landlord and Tenant. Notwithstanding anything contained herein to the contrary, upon the expiration of the Tenant Review Period, Tenant shall have no right to rescind or otherwise revoke its election to extend the Term. Tenant's occupancy of the Premises during any renewal period shall be subject to all other terms and conditions of this Lease, expressly including without limitation, the obligation to pay Tenant's proportionate share of the taxes, insurance premiums and common area maintenance costs.

2.   Determination of Market Rate. For purposes of this Exhibit "G", the term
     ----------------------------                       -----------
     "Market Rate" shall mean the annual amount per rentable square foot that comparable landlords of comparable buildings have accepted in then-current transactions between non-affiliated parties from new, non-expansion, non-renewal (unless the lease involved a procedure invoked by landlord and tenant for a 100% determination, of "fair market rental") and non-equity tenants of comparable credit-worthiness, for comparable space, for a comparable use, for a comparable period of time ("Comparable Transactions"). In any determination of Comparable Transactions appropriate consideration shall be given to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, the type of escalation clause implemented, the extent of tenant's liability under the lease, abatement provisions reflecting free rent and/or no rent during the period of construction or subsequent to the commencement date as to the space in question, parking considerations, length of the lease term, size and location of premises being leased, building standard work letter and/or tenant improvement allowances, if any, or any other tenant concessions and other generally applicable conditions of tenancy for such Comparable Transactions. The intent is that Tenant will obtain the same rent and other economic benefits that Landlord would otherwise give in Comparable Transactions and that Landlord will make,

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

and receive the same economic payments and concessions that Landlord would otherwise make, and receive in Comparable Transactions.

     Upon expiration of the Tenant Review Period, Landlord and Tenant shall each place in a separate sealed envelope their final proposal as to Market Rate and such determination shall be submitted to arbitration in accordance with subsections (a) through (e) below.

     (a) Landlord and Tenant shall meet with each other within five (5) business days of the expiration of the Tenant Review Period and exchange the sealed envelopes and then open such envelopes in each other's presence. If Landlord and Tenant do not mutually agree upon the Market Rate within one (1) business day of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate appraiser, lawyer or broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of comparable commercial properties in the vicinity of the Building. Neither Landlord nor Tenant shall consult with such broker or lawyer as to his or her opinion as to Market Rate prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord's or Tenant's submitted Market Rate for the Premises is the closer to the actual Market Rate for the Premises as determined by the arbitrator, taking into account the requirements of this Section 2. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines as necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appoinunent of the arbitrator any market data and additional information that such party deems relevant to the determination of Market Rate ("MR Data") and the other party may submit a reply in writing within five (5) business days after receipt of such MR Data.

     (b) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Market Rate, and shall notify Landlord and Tenant of such determination.

     (c) The decision of the arbitrator shall be binding upon Landlord and Tenant.

     (d) If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the Superior Court, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

     (e) The cost of arbitration shall be paid by Landlord and Tenants equally.

     Immediately after the Minimum Rental for the applicable Extension Period is determined pursuant to this Exhibit, Landlord and Tenant shall execute an amendment to the Lease stating the new Minimum Rental in effect.

                                       8